NEW YORK MORTGAGE TRUST, INC.
SCHEDULE 14A
(RULE 14A-101)
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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NEW YORK MORTGAGE TRUST, INC.

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1301 Avenue of the Americas
New York, New York 10019
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 31, 2005
To Our Stockholders:
      You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of New York Mortgage Trust, Inc. (the “Company,” “we” or “us”) on Tuesday, May 31, 2005 at 10:00 a.m., local time, at The Warwick New York Hotel, 65 West 54th Street, New York, NY 10019 to consider and take action on the following:

1. To elect nine members to the Board of Directors for a term of one year each;

2. To approve the Company’s 2005 Stock Incentive Plan; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
      Only stockholders of record as of the close of business on April 15, 2005 are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. You may vote by mail by completing and returning the enclosed proxy in the envelope provided. Please see the attached proxy statement for more details on how you can vote.
      The Board of Directors appreciates and encourages your participation in the Company’s Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Accordingly, please return the enclosed proxy card to vote your shares by mail. If you attend the Annual Meeting, you may revoke your proxy and vote in person. Your proxy is revocable in accordance with the procedures set forth in this proxy statement.

By order of the Board of Directors,

Steven B. Schnall
Chairman of the Board and
Co-Chief Executive Officer
New York, New York
April 26, 2005

i

NEW YORK MORTGAGE TRUST, INC.
1301 Avenue of the Americas
New York, New York 10019
PROXY STATEMENT
GENERAL INFORMATION
Proxy Solicitation
      This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at The Warwick New York Hotel, 65 West 54th Street, New York, New York 10019 on Tuesday, May 31, 2005 at 10:00 a.m., local time, and at any adjournment and postponement thereof. This proxy statement and the accompanying proxy card were first sent to stockholders on or about April 29, 2005.
      The mailing address of our principal executive offices is 1301 Avenue of the Americas, New York, New York 10019. We maintain an internet website at www.nymtrust.com. Information at our website is not and should not be considered part of this proxy statement.
      The Company will bear the costs of this solicitation including the costs of preparing, assembling and mailing proxy materials and the handling and tabulation of proxies received. In addition to solicitation by mail, proxies may be solicited by the directors, officers and employees of the Company, at no additional compensation, by telephone, telegram, personal interviews or otherwise.
      No person is authorized to give any information or to make any representation not contained in this proxy statement and, if given or made, you should not rely on that information or representation as having been authorized by us. The delivery of this proxy statement shall not, under any circumstances, imply that there has been no change in the information set forth since the date of this proxy statement.
Purposes of the Annual Meeting
      The principal purposes of the Annual Meeting are to: (1) elect nine members to the Board of Directors, (2) approve the Company’s 2005 Stock Incentive Plan (the “2005 Plan”), and (3) transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The Board of Directors knows of no other matters other than those stated above to be brought before the Annual Meeting.
VOTING
How to Vote Your Shares
      You may vote your shares at our Annual Meeting in person. If you cannot attend our Annual Meeting in person, or you wish to have your shares voted by proxy even if you do attend our Annual Meeting, you may vote by duly authorized proxy. If you hold your shares in your own name as a holder of record, you may instruct the proxies to vote your shares by signing, dating and mailing the proxy card in the postage-paid envelope provided. Properly signed and returned proxies will be voted in accordance with the instructions contained therein. If the proxy card is signed, dated and returned, but voting directions are not made, the proxy will be voted “for” each of the director nominees, “for” the approval of our 2005 Plan and in such manner as the proxy holders named on the enclosed proxy card, in their discretion, determine upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot, which will be provided at the meeting.

How to Revoke Your Proxy
      If you have already returned your proxy to us, you may revoke your proxy at any time before it is exercised at our Annual Meeting by any of the following actions:

•	by notifying our Secretary in writing that you would like to revoke your proxy;

•	by completing a proxy card with a later date and by returning it to us at or before our Annual Meeting; or

•	by attending our Annual Meeting and voting in person. (Note, however, that your attendance at our Annual Meeting, by itself, will not revoke a proxy you have already returned to us; you must also vote your shares in person at our Annual Meeting to revoke an earlier proxy.)
      If your shares of common stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.
Record Date for Our Annual Meeting; Who Can Vote at Our Annual Meeting
      Our Board of Directors has fixed the close of business on April 15, 2005 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and all adjournments or postponements thereof. As of the close of business on April 15, 2005, the Company had outstanding 17,797,375 shares of common stock (the “Common Stock”). On all matters to come before the Annual Meeting, each holder of Common Stock will be entitled to vote at the Annual Meeting and will be entitled to one vote for each share owned.
      The representation in person or by proxy of a majority of the issued and outstanding shares of Common Stock is necessary to provide a quorum for voting at the Annual Meeting. If you have returned valid proxy instructions or if you hold your Common Stock in your own name as a holder of record and attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the Annual Meeting may be adjourned by the vote of a majority of the shares represented at the Annual Meeting until a quorum has been obtained.
      The vote of a plurality of all the votes cast at a meeting at which a quorum is present is necessary for the election of a director. For purposes of the election of directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.
      The affirmative vote of a majority of the votes cast on the proposal is required for approval of the Company’s 2005 Plan, provided that the total votes cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. For purposes of the vote on our 2005 Plan, abstentions will have the same effect as votes against the proposal and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote.
      Under applicable New York Stock Exchange rules (the exchange on which our Common Stock is traded), brokers holding shares of our Common Stock for beneficial owners in nominee or “street” name must vote those shares according to the specific instructions they receive from the beneficial owners. However, brokers or nominees holding shares for a beneficial owner may not receive voting instructions from the beneficial owner and under the NYSE’s rules may not have discretionary voting power on non-routine matters. In these cases, if no specific voting instructions are provided by the beneficial owner, the broker may not vote on non-routine proposals. This results in what is known as a “broker non-vote.” Since the election of directors is a routine matter for which specific instructions from beneficial owners are not required under the NYSE’s rules, no broker non-votes will arise in the context of voting for the nine director nominees. However, broker non-votes may arise in the context of voting for the proposal to approve our 2005 Plan because such proposal is considered a non-routine matter. Unless specific voting instructions are provided by the beneficial owner, the broker will be unable to vote on the proposal to approve our 2005 Plan.

      If you do not provide voting instructions to your broker for our Common Stock held in nominee or street name, your brokerage firm may either (1) vote your shares on routine matters, including this year’s election of directors or (2) leave your shares unvoted. To be certain that your shares are voted at our Annual Meeting, we encourage you to provide instructions to your brokerage firm or return your proxy.
PROPOSAL 1:
ELECTION OF DIRECTORS
      The Board of Directors has fixed the number of directors at nine. The nine persons named below are nominated to serve on the Board of Directors until the 2006 Annual Meeting of Stockholders or until such time as their respective successors are elected and qualified. Each nominee is currently a director of the Company.
Nominees for Election as Directors
      The following table sets forth the names and biographical information concerning each of the directors nominated for election at the Annual Meeting:

		Director
Name	Principal Occupation	Since	Age

David A. Akre	Co-CEO of the Company	2003	47
David R. Bock	CFO, I-Trax, Inc.	2004	61
Alan L. Hainey	Owner and Manager, Carolina Dominion LLC	2004	59
Steven G. Norcutt	EVP and COO, Centennial Mortgage Funding, Inc.	2004	45
Mary Dwyer Pembroke	Director, Campaign for Special Olympics	2004	47
Raymond A. Redlingshafer, Jr.	President and CIO of the Company	2003	49
Steven B. Schnall	Chairman of the Board and Co-CEO of the Company	2003	38
Jerome F. Sherman	Independent financial consultant	2004	65
Thomas W. White	Senior Advisor, Beekman Advisors	2004	67
      David A. Akre is a member of our Board of Directors and is our Co-Chief Executive Officer, a position he has held since our formation in 2003. Prior to co-founding our company, Mr. Akre served as Vice President in Capital Markets at Thornburg Mortgage Corporation, a publicly traded residential mortgage REIT, from 1997 to 2003. From 1995 to 1997, Mr. Akre was a whole loan trader at Principal Asset Markets, a subsidiary of Principal Life, a boutique whole loan broker-dealer located in New Jersey. From 1988 to 1995, Mr. Akre served in a variety of positions, including Vice President, with GE Capital Mortgage Corporation. These positions included responsibility for mortgage pipeline hedging, bidding bulk fixed-rate loan pools, securitization of specific mortgage portfolios for public pension funds, and brokering loans between mortgage insurance clients. From 1985 to 1988, Mr. Akre worked in institutional taxable fixed income sales for Security Pacific Merchant Bank in New York, and prior to that, Mr. Akre worked in mortgage origination for three mortgage banking companies in New York. Mr. Akre received a B.S. in nautical science from the United States Merchant Marine Academy.
      David R. Bock has served as a member of our board of directors since completion of our IPO in June 2004. Mr. Bock is Chief Financial Officer of I-Trax, Inc., a publicly traded (AMEX) healthcare company, a position he has held since 2004. From 1995 to 2004, Mr. Bock was a managing Partner of Federal City Capital Advisors, a strategic consulting and advisory firm. During this period, Mr. Bock also served as Executive Vice President and Chief Financial Officer of Pedestal Inc., an online mortgage-backed securities trading platform, from 2000 until 2002. From 1992 to 1995, Mr. Bock served as a Managing

Director at Lehman Brothers. Prior to joining Lehman Brothers, Mr. Bock served as Director, Operations Staff at The World Bank, where he was responsible for integrating policy, strategy and budget across four geographic regions and where he served as a member of the bank’s senior management investment committee. Mr. Bock also served in a number of other management positions at The World Bank from 1974 to 1979 and 1982 to 1989 including Director, Bank Group Financial Policy, Director, Country Debt Restructuring and Liability Management and Division Chief, Funding Strategy. From 1979 to 1982, Mr. Bock was a partner of Atlantic Resources, a merchant bank focused on energy, agriculture and transportation projects in the Mid-Atlantic region of the U.S. Prior to this, Mr. Bock was an associate at McKinsey & Company. Mr. Bock received a B.A. in Philosophy from the University of Washington and M.Phil. in Economics from Oxford University, where he was a Rhodes Scholar.
      Alan L. Hainey has served as a member of our board of directors since completion of our IPO in June 2004. Mr. Hainey is the owner and manager of Carolina Dominion, LLC, a real estate brokerage development and investment firm that he founded in 2004. In 2001, Mr. Hainey incorporated and funded the Merrill L. Hainey Family Foundation, a not-for-profit charitable organization dedicated to academic achievement through scholarships, where he continues to serve as President. From 1996 to 2000, Mr. Hainey operated an independent consulting practice providing advisory and marketing services to clients engaged in insurance, mortgage finance and investment management. From 1990 to 1996, Mr. Hainey served as President and Chief Operating Officer of GE Capital’s mortgage banking businesses and was a member of the GE Capital corporate executive council. From 1983 to 1990, Mr. Hainey served as President of GE Capital Mortgage Securities. Mr. Hainey received a B.A. with honors and a J.D. from the University of Missouri and a Master of Management with distinction from the Kellogg School of Northwestern University.
      Steven G. Norcutt has served as a member of our board of directors since completion of our IPO in June 2004. Since May 2001, Mr. Norcutt has served as Executive Vice President and Chief Operating Officer of Centennial Mortgage and Funding, Inc., a residential mortgage banking company based in Minnesota. Mr. Norcutt’s responsibilities at Centennial Mortgage and Funding, Inc., include oversight of firm profitability, diversification of product mix, recruiting, technology, production management, financial management and financial reporting. Prior to joining Centennial Mortgage and Funding, Inc., Mr. Norcutt served as Senior Vice President and Portfolio Manager of Structured Finance for Reliastar Investment Research, Inc. from 1993 through 2001. Mr. Norcutt joined Reliastar Investment Research, Inc. in 1988 as Vice President and Portfolio Manager of Residential Mortgage Loans. Mr. Norcutt received a M.B.A. in Finance from the University of Minnesota and a B.S. in Finance from St. Cloud State University.
      Mary Dwyer Pembroke has served as a member of our board of directors since completion of our IPO in June 2004. Ms. Pembroke serves as Director of the Campaign for Special Olympics, a position she has held since 2004. Ms. Pembroke has served as a government relations strategist for the Student Loan Marketing Association from 2003 to 2004 and served as Counsel, Government Relations for BlackBird Technologies from 2001 to 2003. From 2001 to 2002, Ms. Pembroke served as a government relations consultant for Freddie Mac and from 1994 to 2001 Ms. Pembroke served as the Director, Government Relations for Freddie Mac. Prior to her service with Freddie Mac, Ms. Pembroke served as a Manager, International Risk Assessment with FMC Corporation, a Manager, Government Relations and Community Development with Citibank, counsel to the Housing and Urban Affairs Subcommittee of the United States Senate Banking Committee and as a legislative assistant to a United States Congressman. Ms. Pembroke received a B.A. in History, Political Science and French from Marquette University and a J.D. from Marquette University.
      Raymond A. Redlingshafer, Jr. is a member of our board of directors and is our President and Chief Investment Officer, a position he has held since our formation in 2003. Prior to co-founding New York Mortgage Trust, Mr. Redlingshafer served as the Managing Director of Pedestal Capital, an Internet-based trading platform used by institutional investors and dealers to transact in mortgage-backed securities, from 2000 to 2001. From 1998 to 2000, Mr. Redlingshafer served as Vice President of Mortgage Capital Markets for Salomon Smith Barney in Mortgage Trading. From 1995 to 1998, Mr. Redlingshafer served as National Director of Securities Marketing for Freddie Mac where he managed a team that marketed

Freddie Mac securities to domestic and international fixed income invetors. Prior to joining Freddie Mac, Mr. Redlingshafer was with UBS-PaineWebber from 1988 to 1995, where he started the ARMS trading desk and held a variety of mortgage trading positions before being promoted to Mortgage Sales & Product Manager. Mr. Redlingshafer began his career in 1983 with Goldman Sachs & Co. as a whole loan mortgage trader and was one of the original members of Goldman’s mortgage department. Mr. Redlingshafer received a B.S. in business administration, as well as a J.D. and an M.B.A., from Creighton University.
      Steven B. Schnall is our Chairman and Co-Chief Executive Officer, positions he has held since our formation in 2003. Prior to co-founding New York Mortgage Trust, Mr. Schnall co-founded NYMC in 1998, where he has served since inception as President and Chief Executive Officer. From 1992 until 1998, Mr. Schnall founded and served as the President of New York Mortgage Corp., one of the predecessors of NYMC. Prior to forming New York Mortgage Corp. in 1992, Mr. Schnall worked for Price Waterhouse, a big eight public accounting firm. Mr. Schnall received a B.S. cum laude in accounting from the University of Florida.
      Jerome F. Sherman has served as a member of our board of directors since completion of our IPO in June 2004. Dr. Sherman is a recently retired Finance Professor from Creighton University. Since May 1999, Dr. Sherman has worked as a financial consultant to various corporations and as an economic and financial expert in litigation matters. Prior to that time, Dr. Sherman spent 29 years teaching both undergraduate and graduate finance courses at Creighton University and the University of Nebraska-Lincoln. Prior to that time, Dr. Sherman spent five years as a registered representative and owner of a small brokerage firm and five years in the research and corporate finance departments of two regional brokerage firms. Dr. Sherman has served on a variety of corporate and civic boards in Omaha and other locations in the Midwest. Dr. Sherman has served as an economic and financial expert in more than 1,500 legal proceedings during the past thirty years. Dr. Sherman received a B.S. in Mathematics from Regis College, a M.A. in Finance and Economics from Memphis State University and a Ph.D. in Finance from the University of Mississippi.
      Thomas W. White has served as a member of our board of directors since completion of our IPO in June 2004. Since 2003, Mr. White has served as Senior Advisor to Beekman Advisors, a strategic financial advisory and investment management firm focused on the affordable housing sector. Since 2001, Mr. White has served as a member of the board of trustees of Charter Mac (AMEX: CHC) where he also serves as a member of the board’s investment committee. Mr. White also serves on the board of directors of the Enterprise Social Investment Company, a for-profit subsidiary of the Enterprise Foundation. In 2001, Mr. White retired as a Senior Vice President of Fannie Mae where he has, served in a variety of positions since 1987. From 1986 to 1987, Mr. White served as an investment banker with Bear Stearns, Inc. From 1979 to 1986, Mr. White was the executive vice president of the National Council of State Housing Agencies. Mr. White received a B.A. in History from Wayne State University.
      Our Board of Directors recommends that stockholders vote “FOR” the election of each of the nominees.

PROPOSAL 2:
APPROVAL OF THE NEW YORK MORTGAGE TRUST, INC.
2005 STOCK INCENTIVE PLAN
      We are asking stockholders to approve the 2005 Stock Incentive Plan (the “2005 Plan”). Our Board of Directors adopted the 2005 Plan on March 10, 2005, subject to the approval of our stockholders. The terms of the 2005 Plan are substantially the same as our 2004 Stock Incentive Plan (the “2004 Plan”). The Board believes that the 2005 Plan will enhance the Company’s ability to attract and retain highly qualified and experienced employees and will further align their interests with those of our stockholders.
      The 2004 Plan was adopted shortly before the Company’s initial public offering (“IPO”) in June 2004, and reserved 1,500,250 shares of Common Stock, approximately 8.5% of the Company’s outstanding Common Stock after its IPO, for issuance under the 2004 Plan. Of this amount, the maximum aggregate number of shares that may be issued pursuant to the exercise of stock appreciation rights (“SARs”) or options is 706,000 shares, or approximately 4.0% of the Company’s outstanding Common Stock after its IPO, while the maximum aggregate number of shares that may be issued under the 2004 Plan as stock awards or for the settlement of performance shares is 794,250 shares, or approximately 4.5% of the Company’s outstanding Common Stock after its IPO. The Company awarded approximately 412,125 shares of restricted stock to its directors and executive officers and granted an aggregate of 176,500 stock options to Messrs. Schnall and Fierro in connection with its IPO in June 2004. The Company had approximately 509 full-time employees at the time of the IPO.
      In November 2004, the Company acquired certain assets of Guaranty Residential Lending, Inc. (“GRL”), including, among other things, the office and equipment lease obligations of 15 full service and 26 satellite retail mortgage banking offices located in the Northeast and Mid-Atlantic states. In connection with this acquisition, the Company’s wholly-owned subsidiary, The New York Mortgage Company, LLC (“NYMC”), hired approximately 275 former GRL employees. As a result of the GRL acquisition, the Company’s annual mortgage originations are expected to approximately double. In order to retain and provide incentive compensation to these newly hired employees, as well as certain key employees of NYMC, the Compensation Committee of the Board of Directors approved the grant of an aggregate of 103,732 shares of restricted stock, 203,677 performance shares and 380,000 stock options to the newly hired GRL employees and to certain key employees of NYMC. None of the Company’s directors or executive officers participated in these grants. Largely as a result of the GRL acquisition, the number of persons employed by the Company since its IPO has increased by 60.7% to 818 employees at April 15, 2005. As of April 15, 2005, the Company had issued a total of 556,500 nonqualified stock options, 515,857 restricted stock grants and 203,677 performance stock grants to its employees and non-employee directors. As a result, only 74,716 shares and 149,500 options remain available for issuance under the 2004 Plan.
      The Board of Directors believes additional shares will be needed under a stock incentive plan to provide appropriate incentives to present and future employees during 2005 and 2006. Accordingly, the Board of Directors approved the Company’s 2005 Stock Incentive Plan, subject to stockholder approval. The purpose of adopting the 2005 Plan, which is substantially in the form of the 2004 Plan, is to reserve additional shares of Common Stock for awards to participants. The 2005 Plan provides that up to 936,111 shares of Common Stock may be issued thereunder. That number of shares represents 711,895 shares (4% of the 17,797,375 shares of Common Stock outstanding at March 10, 2005) plus 224,216 shares of Common Stock (the shares that remain available for issuance under the 2004 Plan). The number of shares available for issuance under the 2005 Plan will be increased by (a) 6% of the number of additional shares of Common Stock issued between March 10, 2005 and May 31, 2006 (other than shares issued under the 2004 Plan or 2005 Plan) and (b) the number of shares covered by 2004 Plan awards that are forfeited or terminated after March 10, 2005. Based on the number of shares outstanding at April 15, 2005, and assuming no issuance of additional shares, the share authorization for the 2005 Plan represents 5.3% of the Company’s outstanding Common Stock. The number of shares authorized for issuance under the Plan will be appropriately adjusted in the event of a stock dividend, stock split, combination or similar changes in our capitalization.

      The 2005 Plan is intended to replace the 2004 Plan. Upon stockholder approval of the 2005 Plan, the 2004 Plan will terminate and no further grants will be made under the 2004 Plan.
      The full text of the 2005 Plan has been filed as Appendix B to the Company’s Schedule 14A definitive proxy statement filed with the Securities and Exchange Commission.
Description of the 2005 Plan
      This summary is qualified in its entirety by the detailed provisions of the 2005 Plan. The purpose of the 2005 Plan is to provide incentives to our employees, non-employee directors and other service providers to stimulate their efforts toward our continued success, long-term growth and profitability and to attract, reward and retain key personnel.
      Administration. The 2005 Plan is administered by the compensation committee of our board of directors. The compensation committee may delegate to one or more of our officers all or part of the committee’s authority and duties under the 2005 Plan, except as to participants who are subject to Section 16 of the Securities Exchange Act of 1934. This summary uses the term “committee” to refer to the compensation committee of our Board and any delegate of the committee.
      Subject to the terms of the 2005 Plan, the committee may select participants who receive awards and will determine the types of awards and the terms and conditions of awards. The committee also may interpret the provisions of the 2005 Plan.
      Source of Shares. The shares of common stock issued or to be issued under the 2005 Plan consist of authorized but unissued shares. If any shares covered by an award are not purchased or are forfeited, if an award is settled in cash or if an award otherwise terminates without issuance and delivery of any shares of common stock, then the number of shares of common stock counted against the aggregate number of shares available under the 2005 Plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the 2005 Plan.
      Eligibility. Awards may be made under the 2005 Plan to our or our affiliates’ employees, outside directors and to any other individual or entity who provides services to us or an affiliate and whose participation in the 2005 Plan is determined to be in our best interests by our Board.
      Options. The 2005 Plan permits the grant of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code, and stock options that do not qualify as incentive stock options, referred to as nonqualified stock options. The exercise price of each stock option may not be less than 100% of the fair market value of our common stock on the date of grant. We may grant options in substitution for options held by employees of companies that we may acquire. In this case, the exercise price would be adjusted to preserve the economic value of the employee’s stock option from his or her former employer.
      The term of each stock option will be fixed by the committee and may not exceed 10 years from the date of grant. The committee will determine at what time or times each option may be exercised and the period of time, if any, after termination of employment during which options may be exercised. The exercisability of options may be accelerated by the compensation committee. Except in the case of changes in the Company’s capitalization, the exercise price of an option may not be reduced after its grant without the approval of our stockholders.
      In general, an optionee may pay the exercise price of an option by cash, certified check, by tendering shares of common stock (which, if acquired from us, have been held by the optionee for at least six months) or by means of a broker-assisted cashless exercise. Stock options granted under the 2005 Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, we may permit limited transfers of nonqualified options for the benefit of immediate family members of participants to help with estate planning concerns.
      Stock Awards. The 2005 Plan also permits the grant of shares of our common stock in the form of stock awards. A participant’s rights in the stock award may be nontransferable or forfeitable or both for a period of time or subject to the attainment of certain goals tied to the performance criteria described below. These performance goals may include, for example, a requirement that we or any of our affiliates or the participant achieve objectives based on any of the performance criteria listed below. Unrestricted shares of common stock, which are shares of common stock awarded at no cost to the participant or for a purchase price determined by the committee, may also be issued under the 2005 Plan.
      Incentive Awards. Incentive awards entitle the participant to receive shares of common stock or, in the discretion of the committee, a cash payment, subject to the attainment of objectives based on the performance criteria described below. All incentive awards shall be finally determined exclusively by the committee under the procedures established by the committee. Incentive awards shall be nontransferable; provided however, the committee may permit limited transfers of incentive awards for the benefit of immediate family members of participants to help with estate planning concerns.
      Performance Shares. The 2005 Plan also allows the grant of performance share awards, meaning the right to receive common stock, cash or a combination of common stock and cash in the future. The participant will be entitled to receive payment pursuant to the performance shares only upon the satisfaction of performance objectives and other criteria prescribed by the committee. The performance measurement period will be at least three years from the date of the award; provided, however, that the performance measurement period shall be at least one year from the date of the award if the payment is contingent on the attainment of the objectives stated with respect to performance criteria listed below. To the extent the performance shares are earned, our payment obligation may be settled in cash, by shares of our common stock or a combination of the two.
      Stock Appreciation Rights. Stock appreciation rights may be awarded under the 2005 Plan. Stock appreciation rights entitle the participant to receive a number of shares of common stock or, in the discretion of the compensation committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the stock appreciation right during a stated period specified by the compensation committee.
      Performance Criteria. Section 162(m) of the Internal Revenue Code limits publicly traded companies to an annual deduction for federal income tax purposes of $1,000,000 for compensation paid to each of their chief executive officers and the four highest compensated executive officers other than the chief executive officer. However, performance-based compensation is excluded from this limitation. The 2005 Plan is designed to permit the compensation committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m). Accordingly, the 2005 Plan provides that no individual may receive awards in any calendar year covering more than 175,000 shares of Common Stock. In addition, no individual may receive more than $3,000,000 in any calendar year under an incentive award.
      The compensation committee will use one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or lending groups (except with respect to the total shareholder return and earnings per share criteria), in establishing performance goals for awards (other than options and stock appreciation rights) that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code:

•	total stockholder return;

•	total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index;

•	net income;

•	pretax earnings;

•	funds from operations;

•	earnings before interest expense and taxes;

•	earnings before interest, taxes, depreciation and amortization;

•	operating margin;

•	earnings per share;

•	return on equity;

•	return on capital;

•	return on assets;

•	return on investment;

•	operating earnings;

•	working capital;

•	ratio of debt to stockholders’ equity; and

•	revenue.
      Adjustments for Stock Dividends and Similar Events. The compensation committee will make appropriate adjustments in the number and terms of outstanding awards and the number of shares of common stock available for issuance under the 2005 Plan, including the individual limitations on awards, to reflect common stock dividends, stock splits, spin-off and other similar events.
      Change in Control. The 2005 Plan provides that the compensation committee has the discretion to provide that all or any outstanding options and stock appreciation rights will become fully exercisable, all or any outstanding stock awards will become vested and transferable and all or any outstanding performance shares and incentive awards will be earned if there is a change in control of our Company.
      Under the 2005 Plan, a change in control is generally defined to include (i) the acquisition of at least 50% of our voting securities by any person; (ii) the transfer of all or substantially all of our assets; (iii) a merger, consolidation or statutory share exchange where our stockholders hold less than 50% of the voting power of the surviving or resulting entity; (iv) our directors, including subsequent directors recommended or approved by our directors, cease to constitute a majority of our board of directors; (v) stockholder approval of our liquidation or dissolution; or (vi) our board of directors adopts a resolution to the effect that, in its judgment, as a consequence of any transaction or event, a change in control has effectively occurred.
      Amendment or Termination of the Plan. While our Board of Directors may terminate or amend the 2005 Plan at any time, no amendment may adversely impair the rights of participants with respect to outstanding awards. In addition, an amendment will be contingent on approval of our stockholders to the extent required by law, the rules of the New York Stock Exchange or if the amendment would increase the benefits accruing to participants under the 2005 Plan, materially increase the aggregate number of shares of common stock that may be issued under the 2005 Plan, or materially modify the requirements as to eligibility for participation in the 2005 Plan.
      Unless terminated earlier, the 2005 Plan will terminate in 2015, but will continue to govern unexpired awards.
      Federal Income Tax Consequences. We have been advised by counsel regarding the federal income tax consequences of the 2005 Plan. No income is recognized by a participant at the time an option is granted. If the option is an incentive stock option, no income will be recognized upon the participant’s exercise of the option. Income is recognized by a participant upon disposition of shares acquired under an incentive stock option. The exercise of a nonqualified stock option generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the shares’ fair market value and the option price.
      A participant will recognize ordinary income on account of the settlement of a performance share award and settlement of a stock appreciation right or incentive award. The participant will recognize ordinary income equal to any cash that is paid and the fair market value of any Common Stock (on the date that the shares are first transferable or not subject to a substantial risk of forfeiture) that is received under the award.
      Income is recognized on account of the grant of a stock award when the shares first become transferable or are no longer subject to a substantial risk of forfeiture. At that time the participant recognizes ordinary income equal to the fair market value of the Common Stock.
      The employer (either the Company or an affiliate) will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified stock option or stock appreciation right, the vesting of a stock award or the settlement of a performance share award or incentive award. The amount of the deduction is equal to the ordinary income recognized by the participant. The employer will not be entitled to a federal income tax deduction on account of the grant or exercise of an incentive stock option. The employer may claim a federal income tax deduction on account of certain dispositions of stock issued upon the exercise of an incentive stock option.
      Our Board of Directors recommends that stockholders vote “FOR” the Company’s 2005 Stock Incentive Plan.

INFORMATION ON OUR BOARD OF DIRECTORS AND ITS COMMITTEES
Independence of Our Board of Directors
      Our Bylaws and Corporate Governance Guidelines and the listing standards of the New York Stock Exchange require that a majority of our directors be independent. Our Board of Directors has determined that the following members of our Board are independent, as that term is defined under our Bylaws and Corporate Governance Guidelines and the general independence standards in the listing standards of the New York Stock Exchange: David R. Bock, Alan L. Hainey, Steven G. Norcutt, Mary Dwyer Pembroke, Jerome F. Sherman and Thomas W. White. We presently have nine directors, including these six independent directors.
      Our Board of Directors has established standing committees to assist it in the discharge of its responsibilities. The principal responsibilities of each committee are described below. Actions taken by any committee of our Board of Directors are reported to the Board of Directors, usually at the meeting following such action.
Executive Sessions of Our Non-Management Directors
      The non-management directors of our Board of Directors will occasionally meet in executive sessions that exclude members of the management team. There were two executive sessions held during the period beginning June 29, 2004, the date we completed our IPO, through December 31, 2004. The Board of Directors has determined that a Discussion Leader should chair all meetings of non-management directors. During these meetings, the Discussion Leader has the power to lead the meeting, set the agenda and determine the information to be provided. The Discussion Leader position will rotate among the chairs of each of the independent Board Committees in the following order: Nominating & Corporate Governance Committee, Compensation Committee and Audit Committee. Stockholders and other interested persons may contact the Discussion Leader in writing by mail c/o New York Mortgage Trust, Inc., 1301 Avenue of the Americas, New York, New York 10019, Attention: Michael I. Wirth, Secretary. All such letters will be forwarded to the Discussion Leader for the next meeting of our non-executive management directors.
Audit Committee
      Our Board of Directors has established an Audit Committee, which consists of Messrs. Sherman (Chairman), Bock and Norcutt. Our Board of Directors has determined that each of the Audit Committee members is independent, as that term is defined under the enhanced independence standards for Audit Committee members in the SEC rules, the listing standards of the NYSE and our Bylaws and Corporate Governance Guidelines, and that each of the members of the Audit Committee is financially literate, as that term is interpreted by our Board of Directors. In addition, our Board of Directors has determined that Mr. Bock is an “audit committee financial expert” as that term is defined in the SEC rules. The Audit Committee operates under a written charter adopted by our Board of Directors, a copy of which is attached to the proxy statement as Appendix A. The primary duties and responsibilities of the Audit Committee include, among other things:

•	serving as an independent and objective body to monitor and assess our compliance with legal and regulatory requirements, our financial reporting process and related internal contract systems and the performance generally of our internal audit function;

•	overseeing the audit and other services of our outside auditors and being directly responsible for the appointment, independence, qualifications, compensation and oversight of our outside auditors, who will report directly to the audit committee;

•	providing an open means of communication among our outside auditors, accountants, financial and senior management, our internal audit department, our corporate compliance department and our board of directors;

•	resolving any disagreements between our management and our independent auditors regarding our financial reporting;

•	meeting at least quarterly with our senior executives, internal audit staff and independent auditors; and

•	preparing the audit committee report for inclusion in our annual proxy statements for our annual stockholder meeting.
      The Audit Committee met three (3) times during the period beginning June 29, 2004 through December 31, 2004, and all of the members attended each of the meetings.
      For more information, please see “Audit Committee Report” beginning on page 27.
Compensation Committee
      Our Board of Directors has established a Compensation Committee which consists of Messrs. White (Chairman), Hainey, Norcutt, Sherman and Ms. Pembroke. Our Board has determined that each of the Compensation Committee members is independent, as that term is defined under our Bylaws and Corporate Governance Guidelines and the listing standards of the NYSE. The Compensation Committee operates under a written charter adopted by our Board. The Compensation Committee determines compensation for our executive officers and administers our 2004 Plan. The Committee’s basic responsibility is to assure that the Chief Executive Officer, other officers and key management of the Company are compensated fairly and effectively in a manner consistent with the Company’s stated compensation strategy, competitive practice, applicable regulatory requirements and performance results.
      The Compensation Committee met two (2) times during the period beginning June 29, 2004 through December 31, 2004, and each of the members attended the meetings.
      For more information, please see “Compensation Committee Report” beginning on page 23.
Nominating & Corporate Governance Committee
      Our Board of Directors has established a Nominating & Corporate Governance Committee which consists of Ms. Pembroke (Chairwoman) and Messrs. Hainey, Norcutt, Sherman and White. Our Board has determined that each of the Nominating & Corporate Governance Committee members is independent, as that term is defined under our Bylaws and Corporate Governance Guidelines and the listing standards of the NYSE. The Nominating & Corporate Governance Committee operates under a written charter adopted by our Board. Among other duties, this committee:

•	identifies, selects, evaluates and recommends to our Board candidates for service on our Board; and

•	oversees the evaluation of our Board and management.
      The Nominating & Governance Committee met one (1) time during the period beginning June 29, 2004 through December 31, 2004, and each of the members attended the meeting.
Other Committees
      From time to time, our Board of Directors may establish other committees as circumstances warrant. Those committees will have the authority and responsibility as delegated to them by our Board.
Code of Business Conduct and Ethics
      The Company has adopted a code of business conduct and ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer and the Company’s other employees. The Company has also adopted a code of ethics for senior financial officers, including the principal financial and principal accounting officers. The Company intends to satisfy the disclosure requirement under Item 10 of Form 8-K relating to amendments to or waivers from any provision of either of these Code of Ethics applicable to the Company’s co-chief executive officers and chief financial officer by posting such information on its website at www.nymtrust.com, Investor Relations, Corporate Governance.
Availability of Corporate Governance Materials
      Stockholders may view our corporate governance materials, including the charters of our Audit Committee, our Compensation Committee and our Nominating & Corporate Governance Committee, our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and our Code of Ethics for Senior Financial Officers, on our website at www.nymtrust.com, and these documents are available in print to any stockholder upon request by writing to New York Mortgage Trust, Inc., 1301 Avenue of the Americas, New York, New York 10019, Attention: Michael I. Wirth, Secretary. Information at our website is not and should not be considered a part of this proxy statement.
Directors Nominations
      Nominating & Corporate Governance Committee. The Company’s Nominating & Corporate Governance Committee performs the functions of a nominating committee. The Nominating & Corporate Governance Committee’s charter describes the Committee’s responsibilities, including seeking, screening and recommending directors candidates for nomination by our Board. The Company’s Corporate Governance Guidelines also contain information concerning the responsibilities of the Nominating & Corporate Governance Committee with respect to identifying and evaluating directors candidates. Both documents are published on the Company’s website at www.nymtrust.com. Information at our website is not and should not be considered a part of this proxy statement.
      Directors Candidate Recommendations and Nominations by Stockholders. The Nominating & Corporate Governance Committee’s charter provides that the committee will consider directors candidate recommendations by stockholders. Stockholders should submit any such recommendations for the consideration of our Nominating & Corporate Governance Committee through the method described under “Communications with Our Board of Directors” below. In addition, any stockholder of record entitled to vote for the election of directors at the 2006 Annual Meeting of Stockholders may nominate persons for election to the Board of Directors if that stockholder complies with the notice procedures summarized in “Stockholder Proposals for Our 2006 Annual Meeting” below.
      Process for Identifying and Evaluating Director Candidates. The Nominating & Corporate Governance Committee evaluates all director candidates in accordance with the directors qualification standards described in our Corporate Governance Guidelines. The committee evaluates any candidate’s qualifications to serve as a member of the Board based on the skills and characteristics of individual Board members as well as the composition of the Board as a whole. In addition, the Nominating & Corporate Governance Committee will evaluate a candidate’s independence and diversity, skills and experience in the context of the Board’s needs.
Communications with Our Board of Directors
      Our Board of Directors has approved unanimously a process for stockholders to send communications to our Board. Stockholders can send communications to our Board and, if applicable, to any committee or to specified individual directors in writing c/o New York Mortgage Trust, Inc., 1301 Avenue of the Americas, New York, New York 10019, Attention: Secretary. The Company does not screen mail, except when warranted for security purposes, and all such letters will be forwarded to our Board and any such specified committee or individual directors.
Stockholder Proposals for Our 2006 Annual Meeting
      Our Board will provide for presentation of proposals by our stockholders at the 2006 Annual Meeting of Stockholders, provided that these proposals are submitted by eligible stockholders who have complied with the relevant regulations of the SEC regarding stockholder proposals.

      Stockholders intending to submit proposals for presentation at our 2006 Annual Meeting of Stockholders, scheduled to be held in May 2006, must submit their proposals in writing, and we must receive these proposals at our executive offices not earlier than December 31, 2005 nor later than January 29, 2006 for inclusion in our proxy statement and the form of proxy relating to our 2006 Annual Meeting. We will determine whether or not to include any proposal in our proxy statement and form of proxy on a case-by-case basis in accordance with our judgment and the regulations governing the solicitations of proxies and other relevant regulations of the SEC. We will not consider proposals received after January 29, 2006 for inclusion in our proxy materials for our 2006 Annual Meeting of Stockholders.
      Under the Company’s Bylaws, in order for a stockholder to nominate a candidate for director, timely notice of the nomination must be received by the Company in advance of the meeting. Ordinarily, such notice must be received not less than 90 and no more than 120 days before the first anniversary of the date of the mailing of the notice for the preceding year’s Annual Meeting. The stockholder filing the notice of nomination must include:

•	as to the stockholder giving the notice:

•	the name and address of such stockholder and/or stockholder associated person, as they appear on the Company’s stock ledger, and current name and address, if different;

•	the class, series and number of shares of stock of the Company beneficially owned by that stockholder and/or stockholder associated person; and

•	to the extent known, the name and address of any other stockholder supporting the nominee for election or re-election as a director, or the proposal of other business known on the date of such stockholder’s notice; and

•	as to each person whom the stockholder proposes to nominate for election as a director:

•	the name, age, business address and residence address of the person;

•	the class, series and number of shares of stock of the Company that are beneficially owned by the person;

•	the date such shares were acquired and the investment intent of such acquisition;

•	all other information relating to the person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the SEC; and

•	the written consent of the person to be named in the proxy statement as a nominee and to serve as a director if elected.
      In order for a stockholder to bring other business before a stockholder meeting, timely notice must be received by the Company within the time limits described above. That notice must include:

•	the information described above with respect to the stockholder proposing such business;

•	a description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; and

•	any material interest of the stockholder in such business.
      In addition, if a stockholder intends to present a matter for a vote at the 2006 Annual Meeting of Stockholders, other than by submitting a proposal for inclusion in the Company’s proxy statement for that meeting, the stockholder must give timely notice in accordance with SEC rules. These requirements are separate from the requirements a stockholder must meet to have a proposal included in the Company’s proxy statement.
      In each case the notice must be given by personal delivery or by United States certified mail, postage prepaid, to the Secretary of the Company, whose address is c/o New York Mortgage Trust, Inc.,

1301 Avenue of the Americas, New York, New York 10019, Attention: Secretary. Our Bylaws are available on our website at www.nymtrust.com. Any stockholder desiring a copy of our Bylaws will be furnished one without charge upon written request to the Secretary. Information at our website is not and should not be considered part of this proxy statement.
Directors Attendance at Meetings of our Board of Directors and Annual Meeting
      The Board of Directors held five (5) meetings, including two regularly scheduled quarterly meetings, during 2004. All incumbent directors attended 75% or more of the aggregate number of meetings of the Board of Directors and its committees on which they served during 2004.
      The Company has a policy that directors attend the Annual Meeting of Stockholders. The 2005 Annual Meeting of Stockholders will be the Company’s first annual meeting of stockholders.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Acquisition of Membership Interests in the New York Mortgage Company, LLC
      In connection with our IPO, we entered into a contribution agreement, dated as of December 22, 2003, with Steven B. Schnall, our Chairman and Co-Chief Executive Officer, and Joseph V. Fierro, the Chief Operating Officer of NYMC, as amended and restated on March 25, 2004, as further amended and restated on April 29, 2004 (the “Contribution Agreement”), pursuant to which we acquired from Messrs. Schnall and Fierro and their affiliates all of the outstanding membership interests in NYMC. The terms of this contribution agreement were not negotiated between the parties on an arms-length basis. We issued a total of 2,750,000 shares of our common stock for these interests, seventy percent of which, or 1,925,000 shares, were issued to Mr. Schnall and his affiliate and thirty percent of which, or 825,000 shares, were issued to Mr. Fierro and his affiliate.
      In addition, 70,000 of the shares of common stock issued to Mr. Schnall and his affiliate and 30,000 of the shares of common stock issued to Mr. Fierro and his affiliate as consideration for their interests in NYMC were placed in escrow through December 31, 2004 (“escrowed shares”) for the purpose of satisfying any indemnification claims we may have against the contributors of the NYMC membership interests under the Contribution Agreement during the escrow period for losses we incurred as a result of defaults on residential mortgage loans originated by NYMC and closed prior to completion of our IPO. On December 31, 2004, Messrs. Schnall and Fierro forfeited 33,376 and 14,304 escrowed shares, respectively, to satisfy certain indemnification claims known as of December 31, 2004 and agreed to extend the escrow period for the balance of the escrowed shares to December 31, 2005 or the date upon which all indemnification claims have been satisfied, whichever occurs first.
      Finally, we agreed under the Contribution Agreement to indemnify each of Messrs. Schnall and Fierro and their affiliates against all liabilities, losses, damages, costs, claims, obligations and expenses (including reasonable attorneys’ fees) that either or both of them may suffer or incur by reason of (i) any breach of our representations, warranties, covenants or agreements contained in the Contribution Agreement, (ii) any act or cause of action occurring or accruing on or after the closing date of our IPO (the “closing date”) and arising from our ownership or operation of NYMC on or after the closing date and (iii) any personal guarantee of NYMC’s obligations by either or both of Messrs. Schnall or Fierro in existence prior to or as of the closing date of our acquisition of NYMC of or relating to any liability or obligation of NYMC. In addition, we agreed in the Contribution Agreement to take all actions necessary to cause all of these guarantees by Messrs. Schnall and Fierro to be terminated or released in full without any continuing liability or obligation on their part as soon as reasonably practicable following our acquisition of NYMC. As of April 15, 2005, no claims under this indemnification provision have arisen.

Notes Payable to Steven B. Schnall and Joseph V. Fierro
      NYMC issued notes in the amounts of $11,432,550 and $2,274,352 to Messrs. Schnall and Fierro, respectively, on August 31, 2003, as amended and restated on December 23, 2003, as further amended and restated on February 26, 2004, and as further amended and restated on May 26, 2004, and that were due on June 30, 2005 bearing interest at 3% per annum, as distributions equal to NYMC’s paid-in equity and retained earnings as of August 31, 2003.
      We entered into an agreement with NYMC and Messrs. Schnall and Fierro dated December 23, 2003, as amended and restated on April 29, 2004 to cause NYMC to repay these promissory notes following completion of our IPO. These notes were repaid in full to Messrs. Schnall and Fierro on June 30, 2004.
Distributions to Steven B. Schnall and Joseph V. Fierro
      Immediately prior to completion of our IPO, NYMC made a cash distribution of approximately $2,409,000 in the aggregate to Messrs. Schnall and Fierro and their affiliates, who together comprised all the former members of NYMC. The distribution was based on the estimated paid-in equity and retained earnings of NYMC as of June 29, 2004, the closing date of our IPO ($409,323 of retained earnings as of March 31, 2004 plus an estimate of $2,000,000 for NYMC’s earnings through June 29, 2004). The cash distribution was made to Messrs. Schnall and Fierro pro rata in accordance with their respective former ownership interests in NYMC. The subsequent earnings and elimination of distributions and unrealized gains and losses attributable to NYMC for the period prior to June 29, 2004 equated to a distribution overpayment of $1,309,448. Messrs. Schnall and Fierro immediately reimbursed the Company for the entire amount of the distribution overpayment upon the finalization of the overpayment calculation in July 2004.
Investment by Steven B. Schnall and Joseph V. Fierro in Centurion Abstract, LLC
      Steven B. Schnall owns a 48% membership interest and Joseph V. Fierro owns a 12% membership interest in Centurion Abstract, LLC, which provides title insurance brokerage services for certain title insurance providers. From time to time, NYMC refers its mortgage loan borrowers to Centurion Abstract, LLC for assistance in obtaining title insurance in connection with their mortgage loans, although the borrowers have no obligation to utilize Centurion’s services. When NYMC’s borrowers elect to utilize Centurion’s services to obtain title insurance, Centurion collects various fees and a portion of the title insurance premium paid by the borrower for its title insurance. Centurion Abstract received $648,326 in fees and other amounts from NYMC borrowers for the year ended December 31, 2004.
COMPENSATION OF DIRECTORS
      Each of our non-employee directors joined our Board of Directors on June 29, 2004, the date we completed our IPO. As compensation for serving on our Board of Directors in 2004, each of our non-employee directors received an annualized retainer of $25,000 for the period June 29, 2004 to December 31, 2004 and a fee of $1,000 for each full board meeting attended in person, a fee of $750 for each committee meeting attended in person and that occurred on a date different from a full board meeting date and a fee of $500 for each full board or committee meeting attended telephonically. In addition, the chairpersons of the Audit, Compensation and Nominating & Corporate Governance committees received annualized retainers of $7,500, $6,000 and $5,000, respectively, for the period June 29, 2004 to December 31, 2004, for their service. In addition, each of our non-employee directors received a grant of 2,500 shares of our Common Stock upon joining our Board on June 29, 2004.
      Fees payable to our non-employee directors for service on our Board in 2005 will remain unchanged from 2004 levels. Each of our non-employee directors has been granted 2,500 shares of restricted stock for their service on our Board in 2005. These restricted stock awards will vest immediately upon issuance.

      In addition, we have, and will continue to reimburse our directors for reasonable out-of-pocket expenses incurred in connection with their service on the Board of Directors and any and all committees.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Under federal securities laws, our executive officers, directors and any persons beneficially owning more than ten percent (10%) of a registered class of our equity securities are required to report their ownership and any changes in that ownership to the Securities and Exchange Commission and to the New York Stock Exchange. These persons are also required by SEC rules and regulations to furnish us with copies of these reports. Precise due dates for these reports have been established, and we are required to report in this proxy statement any failure to timely file these reports by those due dates by our directors and executive officers during 2004.
      Based on our review of the reports and amendments to those reports furnished to us or written representations from our directors and executive officers that these reports were not required from those persons, we believe that all of these filing requirements were satisfied by our directors and executive officers during 2004, except that each of Messrs. Norcutt, Sherman and White and Ms. Pembroke failed to timely file a Form 4 with respect to a single purchase of common stock in June 2004, and each of these directors had one late Form 5 filing. These transactions have since been reported and all transactions are reflected in this proxy statement.
EXECUTIVE OFFICERS
      The following table contains information regarding the executive officers of the Company. These officers are appointed annually by the Board and serve at the Board’s discretion.

Name	Age	Position

Steven B. Schnall	38	Chairman of the Board and Co-Chief Executive Officer
David A. Akre	47	Director and Co-Chief Executive Officer
Raymond A. Redlingshafer, Jr.	49	Director, President and Chief Investment Officer
Michael I. Wirth	46	Chief Financial Officer, Executive Vice President, Secretary and Treasurer
Steven R. Mumma	46	Chief Operating Officer and Vice President
Joseph V. Fierro	44	Chief Operating Officer of NYMC
      For information on Messrs. Schnall, Akre and Redlinghafer, please see their respective biographical descriptions provided on pages 3 and 4 in the section entitled “Proposal 1: Election of Directors.”
      Michael I. Wirth is our Chief Financial Officer, Executive Vice President, Secretary and Treasurer, a position he has held since our formation in 2003. Prior to co-founding New York Mortgage Trust, Mr. Wirth served from 2002 to 2003 as Chief Financial Officer of Newcastle Investment Corp., a publicly traded mortgage REIT. Mr. Wirth also served as a Senior Vice President of Fortress Investment Group, the external advisor of Newcastle, from 2002 to 2003. From 2000 to 2002, Mr. Wirth served as the Senior Vice President and Chief Financial Officer of the following three publicly traded companies: Charter Municipal Mortgage Acceptance Company, a residential finance company; American Mortgage Acceptance Company, a mortgage REIT; and Aegis Realty Inc., a retail property REIT. Mr. Wirth also served as a Senior Vice President of Related Capital Company, which externally managed each of the foregoing companies from 2000 to 2002. From 1997 to 2000, Mr. Wirth served as a Vice President at CGA Investment Management, a monoline insurer of structured debt and an investor in real estate and asset-backed securities. From 1988 to 1997, Mr. Wirth was a Senior Manager with the Real Estate Consulting Practice of Deloitte & Touche where he specialized in real estate capital markets and the financial services industry. From 1986 to 1988, Mr. Wirth was the Chief Financial Officer of Cochran Properties, Inc., a commercial real estate development company based in Atlanta, Georgia. Mr. Wirth was a Senior Accountant with Deloitte Haskins & Sells specializing in real estate and banking from 1983 to 1986. Mr. Wirth received a B.B.A. from Georgia State University and is a member of the American Institute of Certified Public Accountants.
      Steven R. Mumma is our Vice President and Chief Operating Officer, a position he has held since November 2003. From September 2000 to September 2003, Mr. Mumma was a Vice President of Natexis ABM Corp, a wholly-owned subsidiary of Natexis Banques Populaires. From 1997 to 2000, Mr. Mumma served as a Vice President of Mortgage-Backed Securities trading for Credit Agricole. Prior to joining Credit Agricole, from 1988 to 1997, Mr. Mumma was a Vice President of Natexis ABM Corp. Prior to joining Natexis ABM Corp., from 1986 to 1988, Mr. Mumma was a Controller for PaineWebber Real Estate Securities Inc., the mortgage-backed trading subsidiary of PaineWebber Inc. Prior to joining PaineWebber, from 1984 to 1985, Mr. Mumma worked for Citibank in its Capital Markets Group, as well as for Ernst & Young. Mr. Mumma is a certified public accountant, and received a B.B.A. cum laude from Texas A&M University.
      Joseph V. Fierro is NYMC’s Chief Operating Officer. He co-founded NYMC, where he has served as the Chief Operating Officer since 1998. Prior to co-founding NYMC, Mr. Fierro was the founder in 1989 and President of First Security Financial Services, Inc, a wholesale mortgage banker providing niche mortgage products to mortgage brokers nationwide. During this time, Mr. Fierro served on the advisory committees for Shearson-Lehman Mortgage and Household Mortgage Services. Prior to founding First Security Financial Services, from 1984 to 1989, Mr. Fierro was employed as Senior Vice President at Resource Mortgage Banking Ltd., one of the first mortgage banking firms licensed by the State of New York. Mr. Fierro attended Newburgh Free Academy and Mount St. Mary’s College, where he studied Computer Science and Business Management.
SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
      The following table sets forth certain information, as of April 15, 2005, regarding the Company’s Common Stock owned of record or known to the Company to be owned beneficially by each director and nominee for director, each executive officer and all directors and executive officers as a group. At April 15, 2005, there were 17,797,375 shares of Common Stock outstanding. Except as set forth in the footnotes to the table below, each of the stockholders identified in the table has sole voting and investment power over the Common Stock beneficially owned by that person. The address for each individual listed below is: c/o New York Mortgage Trust, Inc., 1301 Avenue of the Americas, New York, New York 10019.

	Number of Shares of
	Common Stock
Beneficial Owners	Beneficially Owned(1)	Percent of Class

Steven B. Schnall(2)	2,226,627	12.4%
Joseph V. Fierro(3)	954,326	5.3%
David A. Akre(4)	95,683	*
Raymond A. Redlingshafer, Jr.(5)	95,683	*
Michael I. Wirth(6)	74,530	*
Steven R. Mumma(7)	33,447	*
Jerome F. Sherman(8)	7,500	*
David R. Bock(8)	2,500	*
Alan L. Hainey(8)	2,500	*
Steven G. Norcutt(8)	5,000	*
Mary Dwyer Pembroke(8)	4,900	*
Thomas W. White(8)	3,000	*

All directors and executive officers as a group (12 persons)	3,505,696	19.70%

*	Represents less than one percent of the Company’s issued and outstanding shares.

(1)	All shares not outstanding but which may be acquired by the stockholder within 60 days by the exercise of any stock option or any other right are deemed to be outstanding for the purposes of calculating beneficial ownership and computing the percentage of the class beneficially owned by the stockholder, but not by any other stockholder.

(2)	Includes 1,855,000 shares issued to Mr. Schnall and his affiliate in connection with our acquisition of the outstanding membership interests in NYMC. Includes 71,352 shares of restricted stock granted to Mr. Schnall upon completion of our IPO. Includes 123,550 fully vested stock options granted to Mr. Schnall upon completion of our IPO with an exercise price equal to our IPO price of $9.00. Includes 36,624 shares of our common stock held in escrow to satisfy any indemnification claims we may have against the contributors of the NYMC membership interests under the contribution agreement during the escrow period for losses we incur as a result of defaults on any residential mortgage loans originated by NYMC and closed prior to June 29, 2004. The escrow period for these shares will run through December 31, 2005 or the date upon which all indemnification claims have been satisfied, whichever occurs first. Includes 140,000 shares of our common stock purchased by Mr. Schnall in our IPO through a directed share program.

(3)	Includes 795,000 shares issued to Mr. Fierro and his affiliate in connection with our acquisition of the outstanding membership interests in NYMC. Includes 30,580 shares of restricted stock granted to Mr. Fierro upon completion of our IPO. Includes 52,950 fully vested stock options granted to Mr. Fierro upon completion of our IPO having an exercise price equal to our IPO price of $9.00. Includes 15,696 shares of our common stock held in escrow to satisfy any indemnification claims we may have against the contributors of the NYMC membership interests under the contribution agreement during the escrow period for losses we incur as a result of defaults on any residential mortgage loans originated by NYMC and closed prior to June 29, 2004. The escrow period for these shares will run through December 31, 2005 or the date upon which all indemnification claims have been satisfied, whichever occurs first. Includes 60,000 shares of our common stock purchased by Mr. Fierro in our IPO through a directed share program.

(4)	Includes 95,583 shares of restricted stock granted to Mr. Akre upon completion of our IPO.

(5)	Includes 95,583 shares of restricted stock granted to Mr. Redlingshafer upon completion of our IPO.

(6)	Includes 74,430 shares of restricted stock granted to Mr. Wirth upon completion of our IPO.

(7)	Includes 29,597 shares of restricted stock granted to Mr. Mumma upon completion of our IPO.

(8)	Includes 2,500 shares of restricted stock granted to each of Mr. Bock, Mr. Hainey, Mr. Norcutt, Ms. Pembroke, Mr. Sherman and Mr. White, respectively, upon completion of our IPO.

SHARE OWNERSHIP BY CERTAIN BENEFICIAL OWNERS
      To the Company’s knowledge, based upon information available to the Company, beneficial owners of more than 5% of the Company’s Common Stock as of December 31, 2004, are as follows:

	Amount and Nature of	Percent of
Name and Address of Beneficial Owner	Beneficial Ownership	Class

Franklin Mutual Advisors LLC(1)	2,129,850	11.7%
51 John F. Kennedy Parkway
Short Hills, NY 07078
Eubel Brady & Suttman Asset Management, Inc.(2)	1,478,370	7.9%
7777 Washington Village Drive
Suite 210
Dayton, OH 45459
FMR Corp.(3)	1,410,300	7.8%
82 Devonshire Street
Boston, MA 02109
DePrince, Pace & Zollo, Inc.(4)	1,394,500	7.7%
201 S. Orange Ave., Suite 850
Orlando, FL 32801
Friedman, Billings, Ramsey Group, Inc.(5)	1,392,300	7.7%
1001 19th Street North
Arlington, VA 22209
NWQ Investment Management Company, LLC(6)	1,089,952	6.0%
2049 Century Park East, 4th Floor
Los Angeles, CA 90067

(1)	Information based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005 by Franklin Mutual Advisors, LLC. The Schedule 13G/ A indicates that the reporting entity is an investment adviser with sole voting power over 2,129,850 shares of Common Stock and sole dispositive power over 2,129,850 shares of Common Stock.

(2)	Information based on a Schedule 13G filed with the SEC on February 14, 2005 by Eubel Brady & Suttman Asset Management, Inc. The Schedule 13G indicates that the reporting entity is an investment advisor with shared voting power over 1,478,370 shares of Common Stock and shared dispositive power over 1,478,370 shares of Common Stock.

(3)	Information based on a Schedule 13G filed with the SEC on February 14, 2005, by FMR Corp. The Schedule 13G indicates that the reporting entity is a parent holding company with sole power to dispose or to direct the disposition of 1,410,300 shares of Common Stock.

(4)	Information based on a Schedule 13G filed with the Securities and Exchange Commission on January 10, 2005 by DePrince, Race & Zollo, Inc. The Schedule 13G indicates that the reporting entity has sole voting power over 1,394,500 shares of Common Stock and sole dispositive power over 1,394,500 shares of Common Stock.

(5)	Information based on a Schedule 13G filed with the Securities and Exchange Commission on February 15, 2005 by Friedman, Billings, Ramsey Group, Inc. The Schedule 13G indicates that the reporting entity is a parent holding company with sole voting power over 233,200 shares, shared voting power over 1,159,100 shares, sole dispositive power over 233,200 shares and shared dispositive power over 1,159,000 shares of Common Stock.

(6)	Information based on a Schedule 13G/ A filed with the Securities and Exchange Commission on February 14, 2005 by NWQ Investment Management Company, LLC. The Schedule 13G/ A indicates that the reporting entity has sole voting power over 965,850 shares of Common Stock and sole dispositive power over 1,089,952 shares of Common Stock.

EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table sets forth (i) the total annual compensation paid to our co-chief executive officers and our next four most highly compensated executive officers for 2004 (collectively, the “named executive officers”) and (ii) the total compensation paid by NYMC to Mr. Schnall, as Chief Executive Officer and member, and Mr. Fierro, as Chief Operating Officer and member, for the year ended December 31, 2003. We were organized in September 2003, did not conduct any operations prior to our IPO in June 2004 and, accordingly, did not pay any compensation to Messrs. Akre, Redlingshafer, Wirth or Mumma during the year ended December 31, 2003.

					Long Term Compensation
		Annual Compensation
							Securities
	Fiscal			Other Annual	Restricted Stock		Underlying	All Other
Name and Position	Year	Salary(1)	Bonus	Compensation	Awards(2)		Options (#)(3)	Compensation(4)

Steven B. Schnall	2004	$390,000	$195,000	—	$713,520	(4)	123,550	$19,016
Chairman and Co-CEO	2003	221,250	—	—	—		—	$16,275,447	(5)
David A. Akre	2004	390,000	195,000	—	955,830	(4)	—	11,403
Co-CEO
Raymond A. Redlingshafer, Jr.	2004	390,000	195,000	—	955,830	(4)	—	2,432
President and CIO
Michael I. Wirth	2004	320,000	160,000	—	744,300	(4)	—	12,544
CFO
Steven R. Mumma	2004	212,000	150,000	—	295,970	(4)	—	5,944
COO
Joseph V. Fierro	2004	315,000	157,000	—	305,800	(U)	52,950	—
COO of NYMC	2003	221,250	—	—	—		—	4,253,025	(6)

(1)	Amounts for 2004 are annualized. The officers only received a pro rated portion of the amounts shown based on the number of days from the closing of our IPO through December 31, 2004.

(2)	Based on an initial public offering price of $9.00 per share.

(3)	These options to purchase shares of our common stock were granted upon completion of our IPO and are fully vested and have an exercise price equal to the initial public offering price of $9.00.

(4)	Under the employment agreements for these individuals, we will reimburse the premiums payable for life insurance policies in the amount of $3.0 million per person (the amount with respect to Mr. Mumma will be $1.5 million) and supplemental long-term disability insurance policies for these individuals during the terms of the agreements. Certain policies for Mr. Fierro and Mr. Redlingshafer are in the process of being determined, but we do not expect the premiums for these policies to exceed $20,000 per person.

(5)	Represents $4,842,897 in cash distributions paid and the issuance of a promissory note in the original principal amount of $12,132,550, which was subsequently reduced to $11,432,550. The note was repaid from the proceeds of our IPO.

(6)	Represents $1,978,673 in cash distributions paid and the issuance of a promissory note in the original principal amount of $2,574,352, which was subsequently reduced to $2,274,352. The note was repaid from the proceeds of our IPO.
Employment Agreements
      We have entered into employment agreements with each of the executive officers named in the executive compensation table above. The employment agreements provide that these executive officers are eligible to participate in our 2004 Stock Incentive Plan. For a list of the initial awards of restricted stock under the 2004 Stock Incentive Plan to each of these executive officers during the fiscal year 2004, see the section entitled “Share Ownership of Directors and Executive Officers” above. The employment agreements also provide that these executive officers are eligible to receive annual cash incentive bonuses under our approved bonus plans.
      These employment agreements will expire on December 31, 2007, unless further extended or sooner terminated. Commencing on January 1, 2005, and on each January 1 thereafter, the term of each of these employment agreements will be automatically extended for one additional calendar year, unless we or the executive provides the other with a notice of non-renewal by no later than the October 31 immediately preceding such January 1. These agreements provided the following annual base salaries for the fiscal year 2004: Steven B. Schnall, $390,000; David A. Akre, $390,000; Raymond A. Redlingshafer, Jr., $390,000; Michael I. Wirth, $320,000; Joseph V. Fierro, $315,000; and Steven R. Mumma, $212,000. Each of these base salaries, except for Mr. Mumma, were increased by 5% on January 1, 2005 and effective each January 1 thereafter will receive a minimum percentage increase equal to the increase in the Consumer Price Index for the preceding year. Pursuant to Amendment No. 1 to Mr. Mumma’s Employment Agreement, dated December 2, 2004, Mr. Mumma’s base salary was increased to $300,000 commencing January 1, 2005 and thereafter will increase at a minimum by a percentage equal to the increase in the Consumer Price Index for the preceding year. These agreements also provide that the executives are eligible to participate in our annual cash incentive bonus plan adopted by our compensation committee for each fiscal year during the term providing for cash bonuses of up to two times the executive’s base salary.
      These agreements provide that the executive officers agree to devote substantially all of their business time to our operations (except as we otherwise agree, including on behalf of any of our subsidiaries); provided however that the executives named above are not precluded from serving as a director or trustee in any other firm or from pursuing real estate investments and other personal investments, as long as those activities do not interfere with the performance of the executive’s duties or violate the non-competition provisions in the agreements. These employment agreements permit us to terminate the executives’ employment with appropriate notice for or without “cause.” “Cause” is generally defined to mean:

•	committing fraud or misappropriating, stealing or embezzling funds or property from us or our affiliates, or attempting to secure personally any profit in connection with any transaction entered into or on our behalf or on behalf of our affiliates;

•	knowingly violating or breaching any material law or regulation to the material detriment of us or our affiliates;

•	conviction of, or the entry of a plea of guilty or nolo contendere to, a felony which in the reasonable opinion of the board of directors brings the executive into disrepute or is likely to cause material harm to our business, customer or suppliers relations, financial condition or prospects;

•	a willful failure by the executive to perform his material duties under the employment agreement that continues for a period of 30 days after written notice to the executive; or

•	the breach of any non-competition, non-disclosure or non-solicitation agreement between the executive and us that causes or is reasonably likely to cause material harm to us.
      In addition, each of the executives named above has the right under his employment agreement to resign for “good reason” in the event of (a) an assignment to the executive of any material duties inconsistent with the executive’s position with us or a substantial adverse alteration in the nature or status of the executive’s responsibilities without the consent of the executive; (b) a material reduction in employee benefits other than a reduction generally applicable to similarly situated executives of our company without the consent of the executive; (c) a failure on our part to comply with any material provision of the employment that is not cured within 30 days after written notice to us; (d) any failure on our part to pay the executive’s base salary or any incentive bonus to which the executive is entitled under our bonus plan that, in either case, is not cured within ten days after written notice to us, or any failure of our compensation committee to approve a bonus plan for any fiscal year; and (e) the relocation of our principal place of business outside of a fifty mile radius of Midtown Manhattan without the consent of the executive. In addition, for Mr. Schnall only, for so long as he beneficially owns at least 1,000,000 shares of our common stock, “good reason” shall also include (i) a failure on the part of our board of directors to nominate Mr. Schnall for re-election to our board of directors, (ii) a failure on the part of our stockholders to re-elect Mr. Schnall as a member of our board of directors or (iii) any removal by our board of directors or stockholders of Mr. Schnall from our board of directors, other than a removal for “cause.”
      Pursuant to their employment agreement, the executives named above receive four weeks of paid vacation annually and various other customary benefits. In addition, we have purchased a term life insurance policy for each of the executives named above, with a death benefit of $3.0 million (except for Mr. Mumma, whose death benefit is $1.5 million), and will also reimburse each of the named executives for the income tax they incur with respect to our payment of the premiums on these policies.
      We have the right to obtain a key man life insurance policy for our benefit on the life of each of our executives.
      The employment agreements referred to above also provide that the named executives are eligible to receive the same benefits, including medical insurance coverage and retirement plan benefits in a 401(k) plan to the same extent as other similarly situated employees, and such other benefits as are commensurate with their position. Participation in employee benefit plans will be subject to the terms of such benefit plans as in effect from time to time.
      If the executives’ employment is terminated for “cause” or the executive resigns other than for “good reason,” we will pay the executive his full base salary through to the date of termination and reimburse the executive for all reasonable and customary expenses associated with his employment by us through the date of termination. If however, we terminate the executive without cause (other than for death or disability) or the executive terminates his employment for good reason, we will be obligated to pay (a) any earned and accrued but unpaid installment of base salary through the date of termination and all other unpaid and pro rata amounts to which the executive is entitled as of the date of termination under any compensation plan or program of ours, including the annual bonus plan and all accrued but unused vacation time; (b) a lump sum payment of an amount equal to (i) the sum of the executive’s base salary in effect as of the date of termination plus the executive’s highest annual bonus earned in the last three fiscal years multiplied by (ii) the lesser of (A) three or (B) the number of whole months remaining under the employment agreement divided by 12; (c) the payment of premiums for group health coverage for 18 months following the date of termination; and (d) other benefits as provided for in such employment agreement.
      In the event we deliver to the executive a notice of non-renewal of her employment agreement, the executive will have the right to resign at any time during the remainder of his employment term and we will be obligated to pay (a) any earned and accrued but unpaid installment of base salary through the date of termination and all other unpaid and pro rata amounts to which the executive is entitled as of the date of termination under any compensation plan or program of ours, including the annual bonus plan and all accrued but unused vacation time; (b) a lump sum payment of an amount equal to the sum of the executive’s base salary in effect as of the date of termination plus the executive’s highest annual bonus earned in the last three fiscal years; (c) the payment of premiums for group health coverage for 18 months following the date of termination; and (d) other benefits as provided for in such employment agreement.
      In addition, in the event of a termination of an executive’s employment by us for any reason other than for cause, or any resignation by an executive following receipt from us of a notice of non-renewal, all of the options, restricted stock awards and any other equity awards granted to such executive shall become fully vested, unrestricted and exercisable as of the date of termination.
      Our obligation to make payments to an executive as described above is conditioned on the executive’s delivery to us of a general release of all claims against us.

      Upon a change in control of us, all of the options, restricted stock awards and any other equity awards granted to such executive shall become fully vested, unrestricted and exercisable as of the date of termination. In general terms, a change of control of us will be deemed to occur:

•	if a person or entity, acting alone or as part of a “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, acquires more than 50% of our then outstanding voting securities;

•	if the holders of our outstanding voting securities approve the transfer of all or substantially all of our total assets on a consolidated basis;

•	if the holders of our outstanding voting securities approve a transaction pursuant to which we will undergo a merger, consolidation, or statutory share exchange (unless the holders of our voting shares immediately prior to the transaction have at least 50% of the combined voting power of the securities in the surviving entity resulting from the transaction or its parent);

•	if the holders of our outstanding voting securities approve a plan of complete liquidation or upon the liquidation, dissolution, sale or disposition of all or substantially all of our assets;

•	if a majority of the members of our board of directors votes in favor of a resolution stating that a change in control of us has occurred; or

•	if our continuing directors cease for any reason to constitute a majority of the members of our board of directors.
      During an executive’s employment with us and for a 24 month period after termination of an executive’s employment for any reason (other than a resignation following receipt by the executive of a notice of non-renewal, in which case the period shall be 12 months after termination), each executive under these employment agreements has agreed not to compete with us by working with or investing in (subject to certain limited exceptions) any enterprise engaged in our principal line of business, or a line of business that we plan on entering, in any state where we presently conduct or intend to conduct business. In addition, each executive under these employment agreements has agreed to not solicit, induce or attempt to induce any person who has been employed by us or our affiliates, suppliers, licensees or consultants within six months prior to the date of termination.
Option/ SAR Grants in Last Fiscal Year
      The following table provides information on options granted to our named executive officers in fiscal year 2004.

Individual Grants
Potential Realizable
		Percent of			Value at Assumed Annual
	Number of	Total			Rates of Stock Price
	Securities	Options			Appreciation for
	Underlying	Granted to	Exercise		Option Term
	Options	Employees	Price per	Expiration
Name of Grantee	Granted(1)	in 2004	Share	Date(2)	5%	10%

Steven B. Schnall	123,550	22.2%	$9.00	June 29, 2014	$613,049	$1,509,970
David A. Akre	—	—	—	—	—	—
Raymond A. Redlingshafer, Jr.	—	—	—	—	—	—
Michael I. Wirth	—	—	—	—	—	—
Steven R. Mumma	—	—	—	—	—	—
Joseph V. Fierro	52,950	9.5%	$9.00	June 29, 2014	$262,735	$647,130

(1)	All options became fully vested on June 29, 2004.

(2)	Ten years from date of grant.

Aggregated Option Exercises in 2004 and December 31, 2004 Option Values
      The following table provides information on option exercises in 2004 by the named executive officers, and the value of each such officer’s unexercised options at December 31, 2004.

Number of Securities
			Underlying		Value of Unexercised
			Unexercised Options at		In-the-Money Options at
	Shares		December 31, 2004		December 31, 2004(1)
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Steven B. Schnall	—	$—	123,550	—	$271,810	—
David A. Akre	—	—	—	—	—	—
Raymond A. Redlingshafer, Jr.	—	—	—	—	—	—
Michael I. Wirth	—	—	—	—	—	—
Steven R. Mumma	—	—	—	—	—	—
Joseph V. Fierro	—	—	52,950	—	116,490	—

(1)	Market value of underlying securities on December 31, 2004, less the exercise price. Market value is based on the closing price of our Common Stock on the NYSE on December 31, 2004 of $11.20 per share.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
Compensation Committee Report on Executive Compensation
      Prior to the completion of the Company’s initial public offering, the Board consisted of three directors, Mr. Schnall, Chairman and Co-Chief Executive Officer, Mr. Akre, Co-Chief Executive Officer and Mr. Redlingshafer, President and Chief Investment Officer. The Board’s objective was to attract, retain and motivate highly qualified executive officers and significant employees to serve as the Company’s initial executive management team and contribute to the creation of shareholder value. To accomplish this objective, the Board caused the Company to enter into employment agreements with each of its executive officers, including each of the three initial directors themselves. The terms of those employment agreements are discussed below under “Employment Agreements” and are intended to provide strong financial incentives to the Company’s executive officers, at a reasonable cost to the Company and its shareholders. In determining compensation under these employment agreements, the Board considered the compensation paid to similarly situated officers at the Company’s predecessor and primary operating subsidiary and public companies deemed by the Board to be comparable to the Company.
      The Company’s Compensation Committee assumed responsibility for executive officer compensation matters upon the completion of the Company’s initial public offering in June 2004, and the Company’s executive compensation programs have been administered by the Compensation Committee since that time. The Compensation Committee is composed of the individuals listed below. The Compensation Committee recommends the salary level and annual incentive awards for the Company’s Co-Chief Executive Officers (each a “Co-CEO”), approves salary levels and annual incentive awards for the Company’s other executive officers and certain key employees and administers the Company’s 2004 Equity Incentive Plan. If the Company’s 2005 Equity Incentive Plan is adopted (as described in Proposal 2 included in this proxy statement), the Compensation Committee will administer the Company’s 2005 Equity Incentive Plan (together with the 2004 Equity Incentive Plan, the “Plans”). Because the Company was not a public company until June 2004, and the base salaries and 2004 equity incentive awards of the executive officers were approved by the Board prior to completion of the Company’s initial public offering as reflected in the employment agreements for these individuals, the Compensation Committee met two times during 2004 and did not utilize an independent compensation consultant for advice with respect to executive compensation matters in fiscal 2004. The Compensation committee has engaged an independent compensation consultant to evaluate the Company’s existing executive compensation programs and assist the Compensation Committee in developing an incentive compensation program for 2005 and future years.
Overview of Compensation Philosophy.
      The Compensation Committee’s policy is to devise and implement compensation for officers and employees commensurate with their position and determined with reference to performance and compensation paid to similarly situated employees and officers of companies which the Compensation Committee deems to be comparable to the Company.
Components of Executive Compensation.
      The Compensation Committee’s compensation methodology utilizes three components: (1) base salary, (2) annual incentive compensation and (3) long-term incentive compensation. These components provide elements of fixed income and variable compensation that are linked to the achievement of individual and corporate goals and the enhancement of value to the Company’s shareholders.
      Base Salary. Base salary represents the fixed component of the Company’s executive compensation system. Officers and key employees receive salaries that are within a range established by the Compensation Committee for their respective positions based on the comparative analysis described above. Where the salary of each officer and key employee falls within the salary range is based on a determination of the level of experience that the employee brings to the position and how successful the employee has been in achieving set goals. Salary adjustments are based on a similar evaluation, a comparison of adjustments made by companies which the Compensation Committee deems to be comparable to the Company and any necessary inflationary adjustments. For executive officers with employment agreements, salaries are paid in accordance with the terms of those agreements. The employment agreements for each of the Company’s named executive officers were approved by the Board prior to the Company’s initial public offering (the “IPO”), which pre-IPO Board was comprised of Messrs. Schnall, Akre and Redlingshafer.
      Annual Incentives. Annual incentives exist in the form of bonuses available to each officer and key employee as a means of linking compensation to objective performance criteria that are within the control of the employee. The employment agreements for the Company’s named executive officers provide that annual cash incentive bonuses between 0% and 200% of base salary will be paid to the executives, with the actual amount within that range to be determined by the Compensation Committee in its discretion, subject to any annual performance bonus plan approved by the Committee. The actual amount of incentive bonus for fiscal 2004 paid to each of the Company’s executive officers was determined by the Compensation Committee based on its evaluation of the Company’s performance since completion of its initial public offering. The Compensation Committee had not approved specific corporate or individual performance goals prior to approving the cash bonuses paid to the Company’s executive officers for 2004. Incentive bonuses for 2005 and subsequent years will be determined by the Compensation Committee. The Compensation Committee has engaged an independent compensation consultant to assist it in developing an incentive compensation program for 2005 and future years. Subject to the terms of applicable employment agreements, incentive bonuses may be paid in cash, Common Stock, stock options, stock appreciation rights, restricted stock, performance shares and incentive shares under the 2004 Equity Incentive Plan. To motivate executives to increase their ownership of Common Stock, the Compensation Committee may, subject to the terms of applicable employment agreements, approve that officers and key employees receive all or a portion of their bonuses in Common Stock, stock options, restricted stock, performance shares and incentive shares under the Plans.
      Long-Term Incentives. The third component of executive compensation is targeted toward providing rewards for long-term performance. The Compensation Committee believes that long-term incentives are important to motivate and reward the Company’s officers and key employees for maximizing shareholder value. Long-term incentives are provided primarily by grants of stock options, stock awards and stock appreciation rights under the Plans, which are or will be administered by the Compensation Committee and, with respect to certain employees, by the Company’s Chairman and Co-CEO pursuant to authority delegated by the Compensation Committee. The purpose of the Plans is to assist the Company in attracting and retaining qualified personnel, by enabling such personnel to participate in the future success of the Company and to align their interests with those of the Company and its shareholders. In fiscal 2004, the Company granted a total of 176,500 stock options to Messrs. Schnall and Fierro and a total of 397,125 shares of restricted Common Stock to its executive officers as a group under the 2004 Equity Incentive Plan upon completion of the Company’s initial public offering and related formation transactions as long-term incentives. No additional stock options or restricted stock awards were granted in 2004 to our executive officers.
Base Compensation and Bonuses.
      The Board, prior to the Company’s initial public offering, approved the payment of annual base salaries for fiscal year 2004 to the Company’s named executive officers, being the Co-Chief Executive Officers and the other four most highly compensated executive officers of the Company. The Compensation Committee approved the payment of cash bonuses for 2004 based on its evaluation of the performance of the Company since completion of its initial public offering. The Compensation Committee had not approved specific corporate or individual performance goals prior to approving the cash bonuses for 2004. Base salaries and cash performance bonuses approved and paid to the named executive officers for 2004 are reflected below:

		Annual Cash
Named Executive Officer	Annual Base Salary	Bonus

Steven B. Schnall,	$390,000	$195,000
Chairman and Co-Chief Executive Officer
David A. Akre,	$390,000	$195,000
Co-Chief Executive Officer
Raymond A. Redlingshafer,	$390,000	$195,000
President and Chief Investment Officer
Michael I. Wirth,	$320,000	$160,000
Chief Financial Officer
Steven R. Mumma,	$212,000	$150,000
Chief Operating Officer
Joseph V. Fierro,	$315,000	$157,000
Chief Operating Officer of NYMC
      Going forward, including for 2005, the Compensation Committee intends to determine annually a bonus program for the Company’s officers, with any future stock bonus awards to be issued to the executive officers through the Plans. The independent compensation consultant that the Compensation Committee has engaged will assist the Compensation Committee in developing the 2005 bonus program.
2004 CEO Compensation.
      During 2004, the Board, as it was comprised prior to the completion of the Company’s initial public offering, caused the Company to enter into employment agreements with Mr. Schnall, the Company’s Chairman and Co-CEO, and Mr. Akre, the Company’s Co-CEO, which provide for annualized 2004 base salaries of $390,000, which amounts are subject to annual increases as described under “Employment Agreements.” The Board concluded that these initial Co-CEO base salaries were appropriate after considering the compensation paid to the chief executive officers of public companies deemed by the Board to be comparable to the Company. The Compensation Committee approved discretionary 2004 annual bonuses of $195,000 to each of Messrs. Schnall and Akre, which bonus amounts were equal to 100% of their annual base salaries, pro rated for the partial year. These bonuses were consistent, on a percentage of base salary basis, with the 2004 bonuses awarded to the other executive officers of the Company pursuant to their employment agreements.
      The Compensation Committee intends to apply the compensation methodology discussed above to Messrs. Schnall and Akre and the Company’s other executive officers in 2005.

      This report has been submitted by the members of the Compensation Committee for fiscal 2004.
COMPENSATION COMMITTEE
Thomas W. White (Chairman)
Alan L. Hainey
Steven G. Norcutt
Mary Dwyer Pembroke
Jerome F. Sherman
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      No Compensation Committee interlocks or insider participation on compensation decisions exist. All members of our Compensation Committee are independent as defined by our Bylaws and Corporate Governance Guidelines and the listing standards of the NYSE.

PERFORMANCE GRAPH
      The following graph compares the cumulative total return on our Common Stock with the cumulative total return of the NYSE Composite Index (U.S.) and the NAREIT Mortgage Index for the period June 24, 2004, the date of our initial public offering, through December 31, 2004 assuming the investment of $100 at our initial public offering price of $9.00 per share on June 24, 2004 and the reinvestment of dividends. The performance reflected in the graph is not necessarily indicative of future performance.
COMPARISON OF 6 MONTH CUMULATIVE TOTAL RETURN*
AMONG NEW YORK MORTGAGE TRUST, INC., THE NYSE COMPOSITE (US) INDEX
AND THE NAREIT MORTGAGE INDEX

*	$100 invested on 6/24/04 in stock or index — including reinvestment of dividends. Fiscal year ending December 31.

**	Data provided by the Research Data Group of Standard & Poor’s.
      We cannot assure you that our share performance will continue into the future with the same or similar trends depicted in the above graph. We will not make or endorse any predictions as to our future share performance.
      The foregoing graph and chart shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under those acts.

AUDIT COMMITTEE REPORT
      The Audit Committee of the Board of Directors is composed of Jerome F. Sherman (Chairman), David R. Bock and Steven G. Norcutt and operates under a written charter, which is attached as Appendix A to this proxy statement.
      The Audit Committee oversees New York Mortgage Trust, Inc.’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In this context, the Audit Committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2004 in the annual report to stockholders.
      The Audit Committee has discussed with Deloitte & Touche, the Company’s independent auditors, the matters required to be discussed by Statement of Auditing Standards 61 (SAS 61), as modified or supplemented, including the overall scope and plan for their audit, the auditor’s judgment as to the quality, not just the acceptability, of the accounting principles, the consistency of their application and the clarity and completeness of the audited financial statements.
      The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independent Standards Board Standard No. 1, as modified or supplemented, and has discussed with the independent auditors their independence.
      In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors (and the Board of Directors agreed) that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Audit Committee also recommended that Deloitte & Touche LLP be retained as the Company’s auditors for the 2005 fiscal year.
Audit Committee
Jerome F. Sherman (Chairman)
David R. Bock
Steven G. Norcutt
      The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.
Principal Accountant Fees and Services
      Aggregate fees for professional services rendered for the Company as of and for the year ended 2004 and for the Company and NYMC as of and for the year ended December 31, 2003, by Deloitte & Touche were:

Fee Type	2004	2003

Audit Fees	$364,900	$254,700
Audit-Related Fees	178,000	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$542,900	$254,700
      Audit fees represent the aggregate fees billed for resources rendered related to the audit of our annual financial statements and review of our quarterly financial statements and reports on Form 10-Q as periodically filed with the Securities and Exchange Commission, or SEC. Audit-related fees pertain to professional services related to our IPO and registration of securities under the Securities Act of 1933, as amended, including review of SEC filings, comfort letters and consents as required by the rules and regulations of the SEC.
Approval Policies and Procedures
      The Audit Committee pre-approves all audit and non-audit services provided by the independent auditor.
      The Audit Committee has appointed Deloitte & Touche, certified public accountants, as the Company’s independent auditors for the fiscal year ending December 31, 2005. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will be afforded an opportunity to make a statement and to respond to appropriate questions.
OTHER MATTERS
      As of the date of this Proxy Statement, the Board does not know of any matters to be presented at the Annual Meeting other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If other proper matters, however, should come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed proxy intend to vote the shares represented by them in accordance with their best judgment in respect to any such matters.
ANNUAL REPORT
      The Company’s 2004 Annual Report to Stockholders is being mailed to stockholders concurrently with this proxy statement and does not form part of the proxy solicitation material.

By order of the Board of Directors,

Michael I. Wirth
Secretary
April 26, 2005
New York, New York

APPENDIX A
NEW YORK MORTGAGE TRUST, INC.
AUDIT COMMITTEE CHARTER
      The following shall constitute the charter of the Audit Committee (the “Charter”) of the board of directors of New York Mortgage Trust, Inc. (the “Company”):
Organization
      There shall be constituted a standing committee of the board of directors (the “Board”) of the Company (the “Board”) to be known as the audit committee (the “Committee”).
Statement of Purpose
      The Committee reports directly to the Board. The Committee’s purpose is to provide assistance to the Board in discharging its oversight responsibilities with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries, including, without limitation, (a) assisting the Board’s oversight of (i) the integrity of the Company’s financial statements and other financial information provided by the Company to any governmental body or the public, (ii) the system of internal control, audit process, and the process of compliance with legal and regulatory requirements, (iii) the Company’s independent outside auditors’ (referred to herein as the “Independent Auditor”) qualifications and independence, and (iv) the performance of the Company’s Independent Auditor and the Company’s internal audit function, and (b) preparing the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s annual proxy statement.
      The Independent Auditor is ultimately accountable to the Board and the Committee.
      The Committee has the sole authority and responsibility to select, evaluate, and replace the Independent Auditor and shall approve all audit, internal control and permissible non-audit engagements, including fees and terms, with the independent auditor.
      The Committee is responsible for ensuring that the Independent Auditor submits a formal written statement regarding relationships and services which may affect objectivity and independence, for discussing any relevant matters with the Independent Auditor, and for recommending that the Board take appropriate action to ensure independence of the Independent Auditor.
      The internal audit function is ultimately accountable to the Committee.
Composition and Selection
      The Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. Each member of the Committee shall meet the independence and experience requirements of the New York Stock Exchange (the “NYSE”) and the Sarbanes — Oxley Act of 2002 (the “Act”) and the rules and regulations promulgated by the SEC pursuant to the Act, in each case, as then in effect.
      The members of the Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee and may be removed by the Board. The members of the Committee shall serve for one year or until their successors are duly elected and qualified. Unless a chairperson is elected by the full Board, the members of the Committee shall designate a chairperson by majority vote of the full Committee membership. The chairperson shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings and reporting to the Board. The chairperson will also maintain regular liaison with the CEO, CFO, and the lead independent audit partner.

      The Committee is expected to maintain free and open communication (including private executive sessions at least annually) with the Independent Auditors internal audit staff, management and the Board. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.
      Each member of the Committee must be “financially literate”, as such qualification is interpreted by the Board in its business judgment and in accordance with standards established by the NYSE from time to time, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the Committee must have “accounting or related financial management expertise”, as the Board interprets such qualification in its business judgment. Further, either (i) at least one member of the Committee must be a “financial expert”, as such term is defined in the rules and regulations promulgated by the SEC pursuant to the Act and in accordance with standards established by the NYSE from time to time, or (ii) if no member of the Committee is a “financial expert”, the Committee shall so inform the Company and make appropriate disclosures as defined in the rules and regulations promulgated by the SEC pursuant to the Act.
      Director’s fees, in the form of cash compensation and stock compensation as described the Company’s stock plan, (including any additional amount paid to chairs of committees and to members of committees of the Board) are the only compensation a member of the Committee may receive from the Company.
      No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. Any such determination must be disclosed in the Company’s annual proxy statement.
Meetings and Procedures
      The business of the Committee shall be conducted at its regular meetings, at special meetings or by unanimous written consent. Special meetings may be called by any Committee member, by the Chairman of the Board or at the request of senior management of the Company. Adequate notice of the place, date, and time of each special meeting of the Committee shall be given to each member of the Committee.
      The Committee shall meet once every fiscal quarter or more frequently as it shall determine is necessary to carry out its duties and responsibilities. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee should meet separately on a periodic basis with (i) management, (ii) the Company’s internal auditing department or other person responsible for the internal audit function and (iii) the Company’s Independent Auditor, in each case to discuss any matters that the Committee or any of the above persons or firms believe should be discussed privately. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.
      The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.
      The Committee shall maintain minutes of its meetings and records relating to those meetings and, where appropriate, provide copies of such minutes to the Board.
Oversight Role
      The Committee’s role is one of oversight. Management is responsible for the preparation of the Company’s financial statements and the Independent Auditor is responsible for auditing those financial statements. The Committee and the Board recognize that management (including the internal audit staff, if any) and the Independent Auditor have more resources and time, and more detailed knowledge and information regarding the Company’s accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly, the Committee’s oversight role does not provide any expert or special assurances as to the financial statements and other financial information provided by the Company to its stockholders, the SEC and others.
Scope of Committee’s Responsibilities
      In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The following are within the authority of the Committee shall:

1) Select, in its sole discretion (subject, if applicable, to shareholder ratification), the Independent Auditor to audit the books and accounts of the Company and its subsidiaries for each fiscal year;

2) Review and, in its sole discretion, approve in advance the Company’s Independent Auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit engagements, internal control attestation engagements, and all permissible non-audit engagements and relationships between the Company and such auditors. Approval of audit and permissible non-audit services may also be made by one or more members of the Committee as shall be designated by the Committee/the chairperson of the Committee and the person(s) granting such approval shall report such approval to the Committee at the next scheduled meeting;

3) Review the performance of the Company’s Independent Auditor, including the lead partner of the Independent Auditor, and, in its sole discretion, make decisions regarding the replacement or termination of the Independent Auditors when circumstances warrant;

4) Obtain at least annually from the Company’s Independent Auditor and review a report describing:

a. the Independent Auditor’s internal quality-control procedures;

b. any material issues raised by the most recent internal quality-control review, or peer review, of the Independent Auditor, or by any inquiry or investigation by any govern mental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the Independent Auditors, and any steps taken to deal with any such issues; and

c. all relationships between the Independent Auditor and the Company (including a description of each category of services provided by the Independent Auditor to the Company and a list of the fees billed for each such category); and

d. any other relationships that may adversely affect the independence of the auditor.

The Committee should assess the independence of the Independent Auditor, including that of the Independent Auditor’s lead partner, based on a review of the written report and recommend to the Board that it take appropriate action in response to the report to satisfy the independence requirements.

5) Oversee the independence of the Company’s Independent Auditor by, among other things:

a. actively engaging in a dialogue with the Independent Auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the Independent Auditor, and taking appropriate action to satisfy itself of the auditors’ independence;

b. assuring the regular rotation of the lead and concurring audit partners as required by law, and considering whether there should be regular rotation of the independent auditing firm itself, in order to assure continuing independence of the Independent Auditor;

6) Discuss with the Company’s Independent Auditor its ultimate accountability to the Committee and the Board, and that the Committee is responsible for the selection (subject, if applicable, to shareholder ratification), evaluation and termination of the Company’s Independent Auditors;

7) Evaluate the qualifications, experience, performance and independence of the senior members of the independent auditor team, including that of the Independent Auditor’s lead and concurring partners, taking into consideration the opinions of management and the internal auditors; present its conclusions with respect to such evaluations to the full Board;

8) Review and discuss the annual audit plan of the Company’s Independent Auditor, including the scope of audit activities, and monitor such plan’s progress and results during the year;

9) Review the results of the year-end audit of the Company, including any comments or recommendations of the Company’s Independent Auditors;

10) Review with management, the Company’s Independent Auditor and, if appropriate, the Company’s internal auditors, the following:

a. the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and any major issues related thereto and recommend whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K;

b. critical accounting policies and such other accounting policies of the Company as are deemed appropriate for review by the Committee prior to filing of the Company’s Annual Report on Form 10-K or Quarterly Reports on Form 10-Q with the SEC or other regulatory body, including any financial reporting issues which could have a significant impact on the Company’s financial statements;

c. major issues regarding accounting principles and financial statements presentations, including

i. any significant changes in the Company’s selection or application of accounting principles, and

ii. any analyses prepared by management and/or the Independent Auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the ramifications and effects of alternative generally accepted accounting principles methods on the Company’s financial statements;

d. all alternative treatments of financial information that have been discussed by the Independent Auditor and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the auditors;

e. all other material written communications between the Independent Auditor and management, such as any management letter or schedule of unadjusted differences;

f. the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

g. any material financial or non-financial arrangements of the Company which do not appear on the financial statements of the Company and any transactions or course of dealing with parties related to the Company which transactions are significant in size or involve terms or other respects that differ from those that would likely be negotiated with independent parties; and

h. the extent to which changes or improvements in financial or accounting practices and standards have been implemented;

11) Review with the chief executive officer and chief financial officer and Independent Auditor, periodically, the following:

a. all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data, including any material weaknesses in internal controls identified by the Company’s Independent Auditor;

b. any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; and

c. any significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

12) Attempt to resolve all disagreements between the Company’s Independent Auditor or the internal auditors and management regarding financial reporting;

13) Review on a regular basis with the Company’s Independent Auditors any problems or difficulties encountered by the Independent Auditors in the course of any audit work, including management’s response with respect thereto, any restrictions on the scope of the Independent Auditor’s activities or on access to requested information, and any significant disagreements with management. In connection therewith, the Committee should review with the Independent Auditors the following:

a. any accounting adjustments that were noted or proposed by the Independent Auditor but were rejected by management (as immaterial or otherwise);

b. any communications between the audit team and the Independent Auditor’s national office respecting auditing or accounting issues presented by the engagement; and

c. any “management” or “internal control” letter issued, or proposed to be issued, by the Independent Auditor to the Company;

14) Confirm that the Company’s interim financial statements included in Quarterly Reports on Form 10-Q have been reviewed by the Company’s Independent Auditor;

15) Review the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget and staffing of the Company’s internal audit function, through inquiry and discussions with the Company’s Independent Auditor and management of the Company;

16) Review with management the Company’s administrative, operational and accounting internal controls, including any special audit steps adopted in light of the discovery of material control deficiencies, and evaluate whether the Company is operating in accordance with its prescribed policies, procedures and codes of conduct;

17) Receive periodic reports from the Company’s Independent Auditor and management of the Company to assess the impact on the Company of significant accounting or financial reporting developments that may have a bearing on the Company;

18) Establish and maintain free and open means of communication between and among the Board, the Committee, the Company’s Independent Auditor, the Company’s internal auditing department and management, including providing such parties with appropriate opportunities to meet separately and privately with the Committee on a periodic basis;

19) Review and discuss with management its policies and practices regarding earnings press releases (especially the use of “pro forma” or “adjusted” information not prepared in compliance with generally accepted accounting principles), as well as financial information and earnings guidance provided by the Company to analysts and rating agencies (which review may be done generally

(i.e., discussion of the types of information to be disclosed and type of presentations to be made), and the Committee need not discuss in advance each instance in which the Company may provide earnings guidance);

20) Establish clear hiring policies by the Company for employees or former employees of the Company’s Independent Auditor; consider whether the Independent Auditor’s performance of permissible non-audit services is compatible with the auditor’s independence;

21) Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies;

22) Meet at least annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Company;

23) Review the appointment, replacement, reassignment or dismissal of the members of the Company’s internal auditors, including the appointment and replacement of the senior internal auditing executive;

24) Review the regular internal reports to management prepared by the internal auditors and managements responses;

25) Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement;

26) Review the Company’s policies relating to the avoidance of conflicts of interest set forth in the Company’s Code of Business Conduct and Ethics and review past or proposed transactions between the Company and members of management as well as policies and procedures with respect to officers’ expense accounts and perquisites, including the use of corporate assets. The Committee shall consider the results of any review of these policies and procedures by the Company’s Independent Auditor;

27) Obtain from the Company’s Independent Auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated;

28) Establish procedures for

a. the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and

b. the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

29) Report regularly to the Board on its activities, as appropriate. In connection therewith, the Committee should review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s Independent Auditor, or the performance of the internal audit function;

30) Review the procedures established by the Company that monitor the Company’s compliance with its loan and indenture covenants and restrictions; and

31) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.
      While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

Additional Guidance
      The responsibilities, structure, processes and membership requirements of the Audit Committee will be consistent with appropriate rulemaking by the SEC, the Public Company Accounting Oversight Board and corporate governance standards outlined by §303.01 of NYSE rules.
Performance Evaluation Report
      The Committee will provide to the Board an annual performance evaluation of the Committee, including an assessment of the performance of the Committee based on the duties and responsibilities set forth in this Charter and such other matters as the Committee may determine. The evaluation should include an annual review and assessment of the adequacy of the Committee’s Charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The evaluation to the Board may take the form of an oral report by the Committee chairman or any other member of the Committee designated by the Committee to make the report.
Resources and Authority of the Committee
      The Committee will be given the resources and authority appropriate to discharge its duties and responsibilities. The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Committee. The Committee shall have the authority to retain and compensate such advisors without seeking further approval and shall receive appropriate funding, as determined by the Committee, from the Company to compensate such advisors. The Committee shall have the authority to conduct or authorize investigations into any matters within its scope of responsibilities and shall have the authority to retain outside advisors to assist the Committee in the conduct of any investigation.
Amendment to Charter
      The Audit Committee Charter may be amended in whole or in part with the approval of the majority of the Board.
Consistency with Articles of Incorporation
      To the extent that any provision or section of this Charter may be inconsistent with any article, provision or section of the Articles of Incorporation, the Bylaws of the Company or any applicable law or regulation, the Articles of Incorporation or the Bylaws or the laws or regulation, as appropriate, shall fully control.
Certification
      This Audit Committee Charter was duly approved and adopted by the Board of the Company on the 7th day of July, 2004.

/s/ Michael I. Wirth

Michael I. Wirth, Secretary

APPENDIX B
NEW YORK MORTGAGE TRUST, INC.
2005 STOCK INCENTIVE PLAN

NEW YORK MORTGAGE TRUST, INC.	2005 STOCK INCENTIVE PLAN

i

NEW YORK MORTGAGE TRUST, INC.	2005 STOCK INCENTIVE PLAN

ii

NEW YORK MORTGAGE TRUST, INC.	2005 STOCK INCENTIVE PLAN

iii

ARTICLE I
DEFINITIONS
1.01.     Acquiring Person
      Acquiring Person means that a Person, considered alone or as part of a “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, is or becomes directly or indirectly the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of securities representing at least fifty percent (50%) of the Company’s then outstanding securities entitled to vote generally in the election of the Board.
1.02.     Affiliate
      Affiliate means any “subsidiary” or “parent” corporation (as such terms are defined in Section 424 of the Code) of the Company.
1.03.     Agreement
      Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award, an award of Performance Shares, an Incentive Award or an Option or SAR granted to such Participant.
1.04.     Associate
      Associate, with respect to any Person, is defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. An Associate does not include the Company or a majority-owned subsidiary of the Company.
1.05.     Board
      Board means the Board of Directors of the Company.
1.06.     Change in Control
      “Change in Control” means (i) a Person is or becomes an Acquiring Person; (ii) holders of the securities of the Company entitled to vote thereon approve any agreement with a Person (or, if such approval is not required by applicable law and is not solicited by the Company, the closing of such an agreement) that involves the transfer of all or substantially all of the Company’s total assets on a consolidated basis, as reported in the Company’s consolidated financial statements filed with the Securities and Exchange Commission; (iii) holders of the securities of the Company entitled to vote thereon approve a transaction (or, if such approval is not required by applicable law and is not solicited by the Company, the closing of such a transaction) pursuant to which the Company will undergo a merger, consolidation, or statutory share exchange with a Person, regardless of whether the Company is intended to be the surviving or resulting entity after the merger, consolidation, or statutory share exchange, other than a transaction that results in the voting securities of the Company carrying the right to vote in elections of persons to the Board outstanding immediately prior to the closing of the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% (fifty percent) of the Company’s voting securities carrying the right to vote in elections of persons to the Company’s Board, or such securities of such surviving entity, outstanding immediately after the closing of such transaction; (iv) the Continuing Directors cease for any reason to constitute a majority of the Board; (v) holders of the securities of the Company entitled to vote thereon approve a plan of complete liquidation of the Company or an agreement for the sale or liquidation by the Company of all or substantially all of the Company’s assets (or, if such approval is not required by applicable law and is not solicited by the Company, the commencement of actions constituting such a plan or the closing of such an agreement); or (vi) the Board adopts a resolution to the effect that, in its judgment, as a consequence of any one or more transactions or events or series of transactions or events, a Change in Control of the Company has effectively occurred. The Board shall be entitled to exercise its sole and absolute discretion in exercising its judgment and in the adoption of such resolution, whether or not any such transaction(s) or event(s) might be deemed, individually or collectively, to satisfy any of the criteria set forth in subparagraphs (i) through (v) above.
1.07.     Code
      Code means the Internal Revenue Code of 1986, and any amendments thereto.
1.08.     Committee
      Committee means the Compensation Committee of the Board.
1.09.     Common Stock
      Common Stock means the common stock, par value $0.01 per share, of the Company.
1.10.     Company
      Company means New York Mortgage Trust, Inc., a Maryland corporation.
1.11.     Continuing Director
      Continuing Director means any member of the Board, while a member of the Board and (i) who was a member of the Board on the closing date of the Company’s initial public offering of the Common Stock or (ii) whose nomination for or election to the Board was recommended or approved by a majority of the Continuing Directors.
1.12.     Control Change Date
      Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions.
1.13.     Corresponding SAR
      Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.
1.14.     Exchange Act
      Exchange Act means the Securities Exchange Act of 1934, as amended.
1.15.     Fair Market Value
      Fair Market Value means, on any given date, the reported “closing” price of a share of Common Stock on the New York Stock Exchange. If, on any given date, no share of Common Stock is traded on the New York Stock Exchange, then Fair Market Value shall be determined with reference to the next preceding day that the Common Stock was so traded.
1.16.     Incentive Award
      Incentive Award means an award which, subject to such terms and conditions as may be prescribed by the Committee, entitles the Participant to receive shares of Common Stock or a cash payment from the Company or an Affiliate.

1.17.     Initial Value
      Initial Value means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to an SAR granted independently of an Option, the Fair Market Value of one share of Common Stock on the date of grant.
1.18.     Option
      Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.
1.19.     Participant
      Participant means an employee of the Company or an Affiliate, a non-employee member of the Board, or a person or entity that provides services to the Company or an Affiliate and who satisfies the requirements of Article IV and is selected by the Committee to receive an award of Performance Shares, a Stock Award, an Option, an SAR, an Incentive Award or a combination thereof.
1.20.     Performance Shares
      Performance Shares means an award, in the amount determined by the Committee, stated with reference to a specified number of shares of Common Stock, that in accordance with the terms of an Agreement entitles the holder to receive a cash payment or shares of Common Stock or a combination thereof.
1.21.     Person
      “Person” means any human being, firm, corporation, partnership, or other entity. “Person” also includes any human being, firm, corporation, partnership, or other entity as defined in sections 13(d)(3) and 14(d)(2) of the Exchange Act. The term “Person” does not include the Company or any Related Entity, and the term Person does not include any employee-benefit plan maintained by the Company or any Related Entity, or any person or entity organized, appointed, or established by the Company or any Related Entity for or pursuant to the terms of any such employee-benefit plan, unless the Board determines that such an employee-benefit plan or such person or entity is a “Person”.
1.22.     Plan
      Plan means the New York Mortgage Trust, Inc. 2005 Stock Incentive Plan.
1.23.     Prior Plan
      Prior Plan means the New York Mortgage Trust, Inc. 2004 Stock Incentive Plan.
1.24.     Related Entity
      Related Entity means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Sections 1563(a), 414(b) or 414(c) of the Code.
1.25.     SAR
      SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive a number of shares of Common Stock, or in the discretion of the Committee, a cash award, or a combination of shares of Common Stock and cash based on the increase in the Fair Market Value of the shares underlying the stock appreciation right during a stated period specified by the Committee. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.
1.26.     Stock Award
      Stock Award means shares of Common Stock awarded to a Participant under Article VIII.

ARTICLE II
PURPOSES
      The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals and other service providers with ability and initiative by enabling such persons or entities to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its stockholders. The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code (“incentive stock options”) and Options not so qualifying, and the grant of SARs, Stock Awards, Performance Shares and Incentive Awards in accordance with the Plan and procedures that may be established by the Committee. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of shares of Common Stock pursuant to this Plan shall be used for general corporate purposes.
ARTICLE III
ADMINISTRATION
      The Plan shall be administered by the Committee. The Committee shall have authority to grant Stock Awards, Performance Shares, Incentive Awards, Options and SARs upon such terms (not inconsistent with the provisions of this Plan), as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan), on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award, an award of Performance Shares or an Incentive Award. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable or the time at which an Incentive Award or award of Performance Shares may be settled. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive. The members of the Committee shall not be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Stock Award, Incentive Award or award of Performance Shares. All expenses of administering this Plan shall be borne by the Company.
      The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan and the Committee’s prior delegation.
ARTICLE IV
ELIGIBILITY
      Any employee of the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan) and any non-employee member of the Board is eligible to participate in this Plan. In addition, any other person or entity that provides services to the Company or an Affiliate is eligible to participate in this Plan if the Board, in its sole discretion, determines that it is in the best interest of the Company.

ARTICLE V
COMMON STOCK SUBJECT TO PLAN
5.01.     Common Stock Issued
      Upon the award of shares of Common Stock pursuant to a Stock Award or in settlement of an award of Performance Shares, the Company may deliver to the Participant shares of Common Stock or treasury shares from its authorized but unissued Common Stock. Upon the exercise of any Option or SAR, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.
5.02.     Aggregate Limit
      (a) The maximum aggregate number of shares of Common Stock that may be issued under this Plan is 936,111 shares.
      (b) The maximum aggregate number of shares of Common Stock that may be issued as Stock Awards and Performance Shares and in settlement of SARs granted independently of Options shall be increased by (i) the number of shares of Common Stock covered by awards granted under the Prior Plan that are forfeited or terminated after March 10, 2005 to the extent that they would have been available for subsequent grants under the Prior Plan plus (ii) 6.0% of the number of shares of Common Stock issued by the Company (other than pursuant to this Plan or the Prior Plan) during the period beginning on March 10, 2005 and ending on May 31, 2006.
      (c) The maximum aggregate number of shares of Common Stock that may be issued under this Plan (including the number of additional shares made available on account of the forfeiture or termination of awards granted under the Prior Plan) shall be subject to adjustment as provided in Article XI.
      (d) For purposes of applying the foregoing limits, if an SAR is exercised and settled with shares of Common Stock, the foregoing limits shall be reduced by the number of shares for which the SAR was exercised rather than the number of shares of Common Stock issued in settlement of the SAR.
5.03.     Individual Limit
      The maximum number of shares of Common Stock for which awards may be granted to any Participant in any calendar year is 175,000 shares.
5.04.     Reallocation of Shares
      If an Option is terminated, in whole or in part, for any reason other than its exercise or the exercise of a Corresponding SAR that is settled with shares of Common Stock, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options, SARs, Performance Shares, and Stock Awards to be granted under this Plan. If an SAR is terminated, in whole or in part, for any reason other than its exercise that is settled with shares of Common Stock or the exercise of a related Option, the number of shares of Common Stock allocated to the SAR or portion thereof may be reallocated to other Options, SARs, Performance Shares, and Stock Awards to be granted under this Plan. If an award of Performance Shares is terminated, in whole or in part, for any reason other than its settlement with shares of Common Stock, the number of shares allocated to the Performance Share award or portion thereof may be reallocated to other Options, SARs, Performance Shares and Stock Awards to be granted under this Plan. If a Stock Award is forfeited, in whole or in part, for any reason, the number of shares of Common Stock allocated to the Stock Award or portion thereof may be reallocated to other Options, SARs, Performance Shares and Stock Awards to be granted under this Plan.

ARTICLE VI
OPTIONS
6.01.     Award
      In accordance with the provisions of Article IV, the Committee will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards.
6.02.     Option Price
      The price per share of Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted. Except as provided in Article XI, the price per share of an outstanding Option may not be reduced (by amendment, cancellation and new grant or otherwise) without the approval of shareholders.
6.03.     Maximum Option Period
      The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant, except that no Option that is an incentive stock option shall be exercisable after the expiration of ten years from the date such Option was granted. The terms of any Option that is an incentive stock option may provide that it is exercisable for a period less than such maximum period.
6.04.     Nontransferability
      Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.
6.05.     Transferable Options
      Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of an Option transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.
6.06.     Employee Status
      For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

6.07.     Exercise
      Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for shares of Common Stock having a Fair Market Value (determined as of the date an Option is granted) exceeding $100,000. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.
6.08.     Payment
      Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash, certified check, by tendering shares of Common Stock (which, if acquired from the Company, have been held by the Participant for at least six months) or by a broker-assisted cashless exercise. If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.
6.09.     Change in Control
      Section 6.07 to the contrary notwithstanding, the Committee shall have the authority to cause any or all of the Options outstanding as of any Control Change Date to become fully exercisable on and after such Control Change Date.
6.10.     Stockholder Rights
      No Participant shall have any rights as a stockholder with respect to shares subject to his Option until the date of exercise of such Option.
6.11.     Disposition of Shares
      A Participant shall notify the Company of any sale or other disposition of shares of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of shares of Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.
ARTICLE VII
SARS
7.01.     Award
      In accordance with the provisions of Article IV, the Committee will designate each individual to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such awards. For purposes of the individual limit prescribed by Section 5.03, an Option and Corresponding SAR shall be treated as a single award. In addition no Participant may be granted Corresponding SARs (under all incentive stock option plans of the Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for shares of Common Stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.

7.02.     Maximum SAR Period
      The term of each SAR shall be determined by the Committee on the date of grant, except that no Corresponding SAR that is related to an incentive stock option shall have a term of more than ten years from the date such related Option was granted. The terms of any Corresponding SAR that is related to an incentive stock option may provide that it has a term that is less than such maximum period.
7.03.     Nontransferability
      Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 7.04, during the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.
7.04.     Transferable SARs
      Section 7.03 to the contrary notwithstanding, if the Agreement provides, an SAR, other than a Corresponding SAR that is related to an incentive stock option, may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of an SAR transferred pursuant to this Section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the SAR except by will or the laws of descent and distribution. In the event of any transfer of a Corresponding SAR (by the Participant or his transferee), the Corresponding SAR and the related Option must be transferred to the same person or person or entity or entities.
7.05.     Exercise
      Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.
7.06.     Change in Control
      Section 7.05 to the contrary notwithstanding, the Committee shall have the authority to cause any or all of the SARs outstanding as of any Control Change Date to become fully exercisable on and after such Control Change Date.
7.07.     Employee Status
      If the terms of any SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

7.08.     Settlement
      At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, shares of Common Stock, or a combination of cash and Common Stock. No fractional share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.
7.09.     Stockholder Rights
      No Participant shall, as a result of receiving an SAR, have any rights as a stockholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.
ARTICLE VIII
STOCK AWARDS
8.01.     Award
      In accordance with the provisions of Article IV, the Committee will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by such awards.
8.02.     Vesting
      The Committee, on the date of the award, may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. By way of example and not of limitation, the Committee may prescribe that Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted subject to the attainment of objectives stated with reference to the Company’s, an Affiliate’s or a business unit’s attainment of objectives stated with respect to performance criteria listed in Section 8.03. If the Committee prescribes that a Stock Award shall become nonforfeitable and transferable only upon the attainment of performance objectives stated with respect to one or more of the criteria listed in Section 8.03, the shares of Common Stock subject to the Stock Award shall become nonforfeitable and transferable only to the extent that the Committee certifies that such objectives have been achieved.
8.03.     Performance Objectives
      In accordance with Section 8.02, the Committee may prescribe that Stock Awards will become vested or transferable or both based on objectives stated with respect to the Company’s, an Affiliate’s or a business unit’s (a) total stockholder return, (b) total stockholder return as compared to total return (on a comparable basis) of a publicly available index, (c) net income, (d) pretax earnings, (e) funds from operations, (f) earnings before interest expense, taxes, depreciation and amortization, (g) operating margin, (h) earnings per share, (i) return on equity, capital, assets or investment, (j) operating earnings, (k) working capital, (l) ratio of debt to stockholders equity and (m) revenue. If the Committee, on the date of award, prescribes that a Stock Award shall become nonforfeitable and transferable only upon the attainment of any of the above criteria, the shares of Common Stock subject to such Stock Award shall become nonforfeitable and transferable only to the extent that the Committee certifies that such objectives have been achieved.
8.04.     Employee Status
      In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment or continuous service, the Committee may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

8.05.     Change in Control
      Sections 8.02, 8.03 and 8.04 to the contrary notwithstanding, the Committee shall have the authority to cause any or all of the Stock Awards outstanding as of any Control Change Date to become fully transferable and to cause all forfeiture restrictions to terminate on and after such Control Change Date.
8.06.     Stockholder Rights
      Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable), a Participant will have all rights of a stockholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares granted pursuant to a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares granted under the Stock Award are transferable and are no longer forfeitable.
ARTICLE IX
PERFORMANCE SHARE AWARDS
9.01.     Award
      In accordance with the provisions of Article IV, the Committee will designate each individual to whom an award of Performance Shares is to be made and will specify the number of shares covered by such awards.
9.02.     Earning the Award
      The Committee, on the date of the grant of an award, shall prescribe that the Performance Shares, or portion thereof, will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Shares, only upon the satisfaction of performance objectives and such other criteria as may be prescribed by the Committee during a performance measurement period of at least three years from the date of the award; provided, however, that the performance measurement period shall be at least one year from the date of the award if the payment pursuant to the Performance Share award is contingent upon the attainment of objectives stated with respect to performance criteria listed in the following sentence. The performance objectives may be stated with respect to the Company’s, an Affiliate’s or a business unit’s (a) total stockholder return, (b) total Stockholder return as compared to total return (on a comparable basis) of a publicly available index, (c) net income, (d) pretax earnings, (e) funds from operations, (f) earnings before interest expense, taxes, depreciation and amortization, (g) operating margin, (h) earnings per share, (i) return on equity, capital, assets or investment, (j) operating earnings, (k) working capital, (l) ratio of debt to stockholders equity and (m) revenue. No payments will be made with respect to Performance Shares unless, and then only to the extent that, the Committee certifies that such objectives have been achieved.
9.03.     Payment
      In the discretion of the Committee, the amount payable when an award of Performance Shares is earned may be settled in cash, by the issuance of shares of Common Stock, or a combination thereof. A fractional share of Common Stock shall not be deliverable when an award of Performance Shares is earned, but a cash payment will be made in lieu thereof.

9.04.     Stockholder Rights
      No Participant shall, as a result of receiving an award of Performance Shares, have any rights as a stockholder until and to the extent that the award of Performance Shares is earned and settled in shares of Common Stock. After an award of Performance Shares is earned and settled in shares, a Participant will have all the rights of a stockholder as described in Section 8.06.
9.05.     Nontransferability
      Except as provided in Section 9.06, Performance Shares granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in any Performance Shares shall be liable for, or subject to, any lien, obligation, or liability of such Participant.
9.06.     Transferable Performance Shares
      Section 9.05 to the contrary notwithstanding, if the Agreement provides, an award of Performance Shares may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of Performance Shares transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Performance Shares during the period that they were held by the Participant; provided, however that such transferee may not transfer Performance Shares except by will or the laws of descent and distribution.
9.07.     Employee Status
      In the event that the terms of any Performance Share award provide that no payment will be made unless the Participant completes a stated period of employment or continued service, the Committee may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.
9.08.     Change in Control
      Sections 9.02 to the contrary notwithstanding, on and after a Control Change Date, the Committee shall have the authority to cause any or all of the Performance Share awards outstanding as of any Control Change Date to become fully earned as of such Control Change Date. To the extent that the Committee determines that a Performance Share award is fully earned as of a Control Change Date and the Agreement provides that the Performance Share award may be settled with shares of Common Stock, such shares shall be nonforfeitable and transferable as of the Control Change Date.
ARTICLE X
INCENTIVE AWARDS
10.01.     Award
      The Committee shall designate Participants to whom Incentive Awards are made. All Incentive Awards shall be finally determined exclusively by the Committee under the procedures established by the Committee; provided, however, that no Participant may receive an Incentive Award payment in any calendar year that exceeds $3,000,000.
10.02.     Terms and Conditions
      The Committee, at the time an Incentive Award is made, shall specify the terms and conditions which govern the award. Such terms and conditions shall prescribe that the Incentive Award shall be earned only upon, and to the extent that, performance objectives are satisfied during a performance period of at least one year after the grant of the Incentive Award. The performance objectives may be stated with respect to the Company’s, an Affiliate’s or a business unit’s (a) total stockholder return, (b) total Stockholder return as compared to total return (on a comparable basis) of a publicly available index, (c) net income, (d) pretax earnings, (e) funds from operations, (f) earnings before interest expense, taxes, depreciation and amortization, (g) operating margin, (h) earnings per share, (i) return on equity, capital, assets or investment, (j) operating earnings, (k) working capital, (l) ratio of debt to stockholders equity and (m) revenue. Such terms and conditions also may include other limitations on the payment of Incentive Awards including, by way of example and not of limitation, requirements that the Participant complete a specified period of employment or service with the Company or an Affiliate. The Committee, at the time an Incentive Award is made, shall also specify when amounts shall be payable under the Incentive Award and whether amounts shall be payable in the event of the Participant’s death, disability, or retirement.
10.03.     Nontransferability
      Except as provided in Section 10.04, Incentive Awards granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.
10.04.     Transferable Incentive Awards
      Section 10.03 to the contrary notwithstanding, if provided in an Agreement, an Incentive Award may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or to a partnership in which such family members are the only partners, on such terms and conditions as may be permitted by Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of an Incentive Award transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Incentive Award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Incentive Award except by will or the laws of descent and distribution.
10.05.     Employee Status
      If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment or continuous service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.
10.06.     Change in Control
      Section 10.02 to the contrary notwithstanding, the Committee shall have the authority to cause any or all of the Incentive Awards outstanding as of any Control Change Date to become fully earned as of such Control Change Date.
10.07.     Stockholder Rights
      No Participant shall, as a result of receiving an Incentive Award, have any rights as a stockholder of the Company or any Affiliate on account of such award.
ARTICLE XI
ADJUSTMENT UPON CHANGE IN COMMON STOCK
      The maximum number of shares as to which Options, SARs, Performance Shares and Stock Awards may be granted (including the number of additional shares made available on account of the forfeiture or termination of Prior Plan awards); the terms of outstanding Stock Awards, Options, Performance Shares, Incentive Awards, and SARs; and the per individual limitations on the number of shares of Common Stock for which Options, SARs, Performance Shares, and Stock Awards may be granted shall be adjusted as the Board shall determine to be equitably required in the event that (i) the Company (a) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (b) engages in a transaction to which Section 424 of the Code applies or (ii) there occurs any other event which, in the judgment of the Board necessitates such action. Any determination made under this Article XI by the Board shall be final and conclusive.
      The issuance by the Company of stock of any class, or securities convertible into stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, SARs, Performance Shares and Stock Awards may be granted (including the number of additional shares made available on account of the forfeiture or termination of Prior Plan awards); the per individual limitations on the number of shares for which Options, SARs, Performance Shares and Stock Awards may be granted; or the terms of outstanding Stock Awards, Options, Performance Shares, Incentive Awards or SARs.
      The Committee may make Stock Awards and may grant Options, SARs, Performance Shares, and Incentive Awards in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article XI. Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Stock Awards or Option, SAR, Performance Shares or Incentive Award grants shall be as the Committee, in its discretion, determines is appropriate.
ARTICLE XII
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES
      No Option or SAR shall be exercisable, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any stock certificate issued to evidence shares of Common Stock when a Stock Award is granted, a Performance Share is settled or for which an Option or SAR is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award or Performance Share shall be granted, no shares of Common Stock shall be issued, no certificate for shares of Common Stock shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.
ARTICLE XIII
GENERAL PROVISIONS
13.01.     Effect on Employment and Service
      Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an

Affiliate to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.
13.02.     Unfunded Plan
      This Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.
13.03.     Rules of Construction
      Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.
ARTICLE XIV
AMENDMENT
      The Board may amend or terminate this Plan at any time; provided, however, that no amendment may adversely impair the rights of Participants with respect to outstanding awards. In addition, an amendment will be contingent on approval of the Company’s stockholders, to the extent required by law, the rules of the New York Stock Exchange or if the amendment would increase the benefits accruing to Participants under the Plan, materially increase the aggregate number of shares of Common Stock that may be issued under the Plan or materially modify the requirements as to eligibility for participation in the Plan.
ARTICLE XV
DURATION OF PLAN
      No Stock Award, Performance Share Award, Option, SAR, or Incentive Award may be granted under this Plan after March 9, 2015. Stock Awards, Performance Share Awards, Options, SARs, and Incentive Awards granted before that date shall remain valid in accordance with their terms.
ARTICLE XVI
EFFECTIVE DATE OF PLAN
      Options, SARs, Stock Awards, Performance Shares and Incentive Awards may be granted under this Plan upon its adoption by the Board; provided that, this Plan shall not be effective unless approved by a majority of the votes cast by the Company’s stockholders, voting either in person or by proxy, at a duly held stockholders’ meeting at which a stockholder quorum is present, before March 10, 2006.

▼ FOLD AND DETACH HERE ▼

PROXY

NEW YORK MORTGAGE TRUST, INC.

Annual Meeting of Stockholders
Solicited by the Board of Directors

     The undersigned hereby appoints Steven B. Schnall and David A. Akre and each of them as attorney and proxy of the undersigned, each with the full power of substitution, to represent the undersigned and hereby authorizes Messrs. Schnall and Akre to vote, as designated below, all of the shares of common stock of New York Mortgage Trust, Inc. held of record by the undersigned on April 15, 2005, at the Annual Meeting of Stockholders to be held on May 31, 2005, at 10:00 a.m., local time, at The Warwick New York Hotel, 65 West 54th Street, New York, New York 10019, and any adjournment or postponement thereof, as hereinafter specified upon the proposals listed below and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged.

(Continued and to be signed on the reverse side.)

▼ FOLD AND DETACH HERE ▼

A	☒	Please mark your votes as in this example

The Board of Directors recommends a vote “FOR” each of the proposals listed below.

		FOR all nominees listed	WITHHOLD AUTHORITY
		to the right (except any nominee	to vote for all nominees
		written in the space below).	listed below.
1.	Proposal to elect nine directors	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below:

Nominees:	David A. Akre, David R. Bock,
Alan L. Hainey, Steven G. Norcutt,
Mary Dwyer Pembroke,
Raymond A. Redlingshafer, Jr.,
Steven B. Schnall, Jerome F. Sherman
and Thomas W. White

		FOR	AGAINST	ABSTAIN
2.	Proposal to approve the New York Mortgage Trust, Inc. 2005 Stock Incentive Plan.	☐	☐	☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” the election of all nominees for director and “FOR” the approval of the Company’s 2005 Stock Incentive Plan.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE(S)	DATE 2005

NOTE:	Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.